Exhibit 10.1

DATED 25 May 2017

(1)   MEPC MILTON PARK NO. 1 LIMITED AND MEPC MILTON PARK NO. 2 LIMITED

(2)   ADAPTIMMUNE LIMITED

AGREEMENT FOR LEASE

relating to

39 Innovation Drive

Milton Park

THIS AGREEMENT is made the 25 day of May 2017 BETWEEN

(1)

MEPC MILTON PARK NO. 1 LIMITED (Company number 5491670) and MEPC MILTON PARK NO. 2 LIMITED (Company number 5491806), on behalf of MEPC Milton LP (LP No. LP14504), both of whose registered offices are at Lloyds Chambers 1 Portsoken Street London E1 8HZ; and

(2)	ADAPTIMMUNE LIMITED (Company number 6456741) whose registered office is at 101 Park Drive Milton Park Abingdon Oxfordshire OX14 4RY; and

DEFINITIONS

1	In this Agreement save where the context otherwise requires the following words and expressions have the following meanings:

1.1	Break Dates mean Break Date 1, Break Date 2, Break Date 3 and Break Date 4 as defined in the Lease;

1.2	Completion Date means:

1.2.1	If Clause 5.1 shall apply: the earlier of the Date of Practical Completion or 13 weeks after the Unconditional Date; and

1.2.2	If Clause 5.2 shall apply: the Date of Practical Completion;

1.3	Condition Precedent 1 means the grant of Planning Permission;

1.4	Condition Precedent 2 means the securing of vacant possession of the Property;

1.5	Conditions Precedent means Condition Precedent 1 and Condition Precedent 2;

1.6

Employer’s Agent means means Ridge & Partners LLP of The Cowyards, Blenheim Park, Oxford Road, Woodstock, OX20 1QR or such other Employer’s Agent as may be jointly appointed from time to time in connection with the Landlord’s Works by the Landlord and the Tenant (acting reasonably);

1.7	Date of Practical Completion means the date on which the Employer’s Agent issues a certificate of practical completion of the Property under the Landlord’s Works

1.8	Defects Liability Period means the period of twelve (12) months commencing on the Date of Practical Completion

1.9	Landlord means MEPC Milton Park No. 1 Limited and MEPC Milton Park No. 2 Limited, on behalf of MEPC Milton LP and their successors in title to the Property;

1.10	Landlord’s Works the works described in Schedule 1;

1.11

Landlord’s Works Payment (Landlord) means a reverse premium to be paid to the Tenant as an inducement to accept the grant of the Lease as reimbursement for expenditure incurred by or on behalf of the Tenant in respect of the procurement of the Landlord’s Works and directly associated therewith being the lesser of:

1.11.1	£437,161; and

1.11.2	the aggregate expenditure (exclusive of VAT) incurred by or on behalf of the Tenant in respect of the procurement of the Landlord’s Works and directly associated therewith;

1.12

Landlord’s Works Payment (Tenant) means the aggregate expenditure (exclusive of VAT) incurred by or on behalf of the Landlord in respect of the procurement of the Landlord’s Works and directly associated therewith, less the sum of £437,161, provided that the minimum value of the Landlord’s Works Payment (Tenant) shall be £0;

1.13	Lease means a lease in the form of the settled draft lease of the Property and set out in Schedule 2 and marked “Lease_39 Innovation Drive_Milton Park”;

1.14	Licence for Alterations means the licence permitting the Tenant’s Works in the form of the settled draft set out in Schedule 4

1.15

Local Development Order means the Milton Park Local Development Order adopted by the Vale of White Horse District Council on 12 December 2012 pursuant to paragraph 3 of Schedule 4A of the Town and Country Planning Act 1990 and which came into effect on 15 January 2013;

1.16

Planning Permission means planning permission for a change of use to allow the Property to be used for purposes within Class B1(b) of the Town and Country Planning (Use Classes) Order 1987 (as originally enacted) to be granted by the Landlord receiving confirmation from the Local Planning Authority in writing (in accordance with clause 4.1.2 of the Local Development Order) that the proposed change of use is permitted by the Local Development Order;

1.17	Property means the premises to be demised by and more particularly described in the Lease as 39 Innovation Drive, Milton Park, Abingdon, Oxfordshire OX14 4RT;

1.18	Rent Security Deposit Deed means the rent security deposit deed in the form of the settled draft deed set out in Schedule 3;

1.19	Regulations means the Construction (Design and Management) Regulations 2015 (as may be amended);

1.20	Required Permissions means the all necessary statutory consents including building regulation approvals for the implementation of the Landlord’s Works;

1.21	Review Dates means the ‘Review Dates’ defined in the Lease;

1.22	Standard Conditions means the Standard Commercial Property Conditions (Second Edition) and Standard Condition shall be interpreted accordingly;

1.23	Tenant means Adaptimmune Limited (Company number 6456741);

1.24	Tenant’s Works means the Tenant’s works to fit out the Property in accordance with the Tenant’s Works Specification;

1.25	Tenant’s Works Specification means the drawings and specifications approved in accordance with clause 9;

1.26	Unconditional Date means the date both of the Conditions Precedent shall have been satisfied;

1.27	VAT means Value Added Tax and any similar tax substituted for it or levied in addition to it;

1.28	Working Day means any day except Saturdays, Sundays and bank, public and statutory holidays.

INTERPRETATION

2	In the interpretation of this Agreement references to clauses shall be references to clauses in this Agreement and the clause headings shall be ignored.

STANDARD CONDITIONS

3

The Standard Conditions shall apply to this Agreement save for Standard Conditions 2.2 and 9.2(a). In case of conflict between this Agreement and the Standard Conditions, this Agreement prevails. Terms used or defined in the Standard Conditions have the same meanings when used in this Agreement, and vice versa save that “seller” shall mean the Landlord and “buyer” shall mean the Tenant.

CONDITION PRECEDENT

4

This Agreement (save for Clauses 1, 2, 4, 12, 15, 16, 17, 23, 24, 27 and 28 which take effect now with immediate effect) shall be conditional on and shall only have effect in the event that the Unconditional Date shall have occurred; and

4.1

With regard to Condition Precedent 1: the Tenant shall not oppose any application for Planning Permission made by (or on behalf of) the Landlord in accordance with this Agreement and shall, if requested and at the Landlord’s cost, provide reasonable support for any such application; and

4.2	With regard to Condition Precedent 2: the Landlord shall be the sole arbiter of the appropriateness of any steps taken to secure vacant possession; and

4.3

If the Unconditional Date shall not have occurred by 31 January 2018, as to which time shall be of the essence, either the Landlord or the Tenant may determine this Agreement by giving to the other not less than five (5) Working Days’ notice in writing and (if any such notice is given) on expiry of such notice:

4.3.1	this Agreement shall immediately determine and be of no further effect; and

4.4	in respect of this Agreement, no party shall have any further claims against or liability to any other party save in respect of any antecedent breach of the terms of this Agreement.

LANDLORD’S WORKS

5	The following provisions shall apply in respect of the Landlord’s Works:

5.1	If the Unconditional Date shall occur on or after 1 September 2017:

5.1.1	The Tenant will at its own expense apply for all Required Permissions and diligently use all reasonable endeavours to obtain the Required Permissions as quickly as possible;

5.1.2	Subject to the Required Permissions, once obtained, remaining in all material respects unrevoked and unaltered the Tenant will cause the Landlord’s Works to be carried out and completed:

5.1.2.1	at its own expense;

5.1.2.2	in a good and workmanlike manner;

5.1.2.3	using sound building practice and materials of good quality;

5.1.2.4	in accordance with the Required Permissions;

5.1.2.5	in accordance with the specification set out in Schedule 1;

5.1.2.6	in compliance with all requirements of the insurers or underwriters with whom the Property shall for the time being be insured;

5.1.2.7

pursuant to a JCT Minor Works Building Contract 2011 with such amendments as are set out in as are agreed between the Landlord and Tenant (both acting reasonably) and which provides third party rights in favour of the Landlord to enable the Landlord to take action against the contractor under the Building Contract on no less favourable a basis than the employer under the Building Contract could have done;

5.1.2.8	so that when the Landlord’s Works are completed the Property is in a clean and tidy condition with no persons other than the Tenant being in occupation or possession of it or any part of it;

5.1.2.9

using reasonable endeavours to commence the Landlord’s Works within 5 Working Days after the Unconditional Date and to complete the Landlord’s Works within 10 weeks after commencing the Landlord’s Works;

5.1.3	The Tenant shall keep the Landlord reasonably informed of the progress of the Landlord’s Works which shall not be less than once a month in writing;

5.1.4

During the carrying out of the Landlord’s Works the Landlord (together with its representatives) shall have the right (subject to the Tenant’s approval not to be unreasonably withheld or delayed) to inspect the Landlord’s Works;

5.1.5

The right to inspect at clause 5.1.4 shall be subject to the Landlord complying with any reasonable health and safety requirements of the Tenant or any contractor engaged in the Landlord’s Works and also subject to the Landlord ensuring that no instructions are given to any aforesaid contractor;

5.2	If the Unconditional Date shall occur before 1 September 2017:

5.2.1	The Landlord will at its own expense apply for all Required Permissions and diligently use all reasonable endeavours to obtain the Required Permissions as quickly as possible;

5.2.2	Subject to the Required Permissions, once obtained, remaining in all material respects unrevoked and unaltered the Landlord will cause the Landlord’s Works to be carried out and completed:

5.2.2.1	at its own expense;

5.2.2.2	in a good and workmanlike manner;

5.2.2.3	using sound building practice and materials of good quality;

5.2.2.4	in accordance with the Required Permissions;

5.2.2.5	as cost effectively as is reasonably practicable;

5.2.2.6	in accordance with the specification set out in Schedule 1;

5.2.2.7	in compliance with all requirements of the insurers or underwriters with whom the Property shall for the time being be insured;

5.2.2.8

pursuant to a JCT Minor Works Building Contract 2011 with such amendments as are set out in as are agreed between the Landlord and Tenant (both acting reasonably) and which provides third party rights in favour of the Tenant to enable the Tenant to take action against the contractor under the Building Contract on no less favourable a basis than the employer under the Building Contract could have done

5.2.2.9	so that the Landlord’s Works when completed are delivered to the Tenant in a clean and tidy condition with the benefit of vacant possession;

5.2.2.10

using reasonable endeavours to commence the Landlord’s Works within 5 Working Days after the Unconditional Date and to complete the Landlord’s Works within 10 weeks after commencing the Landlord’s Works;

5.2.3	The Landlord shall keep the Tenant reasonably informed of the progress of the Landlord’s Works which shall not be less than once a month in writing;

5.2.4

During the carrying out of the Landlord’s Works the Tenant (together with its representatives) shall have the right (subject to the Landlord’s approval not to be unreasonably withheld or delayed) to inspect the Landlord’s Works;

5.2.5

The right to inspect at clause 5.2.4 shall be subject to the Tenant complying with any reasonable health and safety requirements of the Landlord or any contractor engaged in the Landlord’s Works and also subject to the Tenant ensuring that no instructions are given to any aforesaid contractor;

5.2.6

As soon as reasonably practicable following the Date of Practical Completion the Tenant shall prepare a schedule of condition of the Property (including the Landlord’s Works but excluding the Tenant’s Works) to be approved by the Landlord (such approval not to be unreasonably withheld or delayed) to be referenced in the Lease.

EARLY OCCUPATION

6

If Clause 5.1 shall apply, with effect from and including the Unconditional Date to but excluding the Completion Date, the Tenant may occupy the Property as a licensee without charge and the parties shall perform and observe all the covenants and conditions on their respective parts to be contained in the Lease (other than in respect of payment of Rents) so far as the same may be applicable to a relationship of licensor and licensee but this Agreement shall not operate as a demise nor confer any proprietary right in the Property (other than one to occupy as licensee) on the Tenant.

PRACTICAL COMPLETION

7	The party not responsible for carrying out the Landlord’s Works shall be entitled to:

7.1

not less than five (5) days’ written notice of the date on which the Employer’s Agent intends to inspect the Landlord’s Works with a view to issuing the certificate of practical completion of the Landlord’s Works; and

7.2

to accompany the Employer’s Agent on the inspection of the Landlord’s Works for the purpose of issuing the certificate of practical completion of the Landlord’s Works and (at such inspection) to make representations to the Employer’s Agent in respect of any proposed certification of practical completion and the Landlord shall procure that:

7.2.1	the Employer’s Agent shall have due regard to such representations and shall take into account all such proper and reasonable representations; and

7.2.2

the Employer’s Agent shall (at such inspection) prepare a list of snagging items (being items of the Landlord’s Works which are outstanding but capable of being rectified and are not sufficiently serious to prevent the Employer’s Agent from issuing the certificate of Practical Completion of the Landlord’s Works;

PROVIDED THAT the Employer’s Agent’s independent discretion as to the issuing of the certificate of practical completion of the Landlord’s Works shall not be fettered by any representations made by or on behalf of the Tenant or the Landlord and forthwith after the Landlord shall have been notified of the occurrence of the Date of Practical Completion the Landlord shall give notice to the Tenant of the Date of Practical Completion;

7.2.3	In addition to providing a Certificate of Practical Completion the Employer’s Agent will issue a costed summary of aggregate expenditure in respect of carrying out the Landlord’s Works.

LANDLORD’S WORKS PAYMENT

8	On the later of 10 Working Days after:

8.1	The Date of Practical Completion; and

8.2	The Completion Date;

and subject to the Employer’s Agent issuing the costed summary of aggregate expenditure referred to at clause 7.2.3

8.3	If Clause 5.1 shall apply the Landlord shall pay the Landlord’s Works Payment (Landlord) to the Tenant by direct credit;

8.4	If Clause 5.2 shall apply the Tenant shall pay the Landlord’s Works Payment (Tenant) to the Landlord by direct credit.

TENANT’S WORKS

9	The following shall apply in respect of the Tenant’s Works:

9.1

The Tenant shall submit full details (including projected costings) of the proposals for the Tenant’s Works for approval to the Landlord no later than 1st December 2017 such approval not to be unreasonably withheld or delayed);

9.2	If such proposals shall be approved in writing by the Landlord (which approval shall not be unreasonably withheld or delayed) the relevant proposals shall constitute the Tenant’s Works Specification;

9.3	The Tenant may carry out the Tenant’s Works on the following basis:

9.3.1

if such proposals shall be approved in writing by the Landlord (which approval shall not be unreasonably withheld or delayed but the Tenant shall indemnify the Landlord against all fees and disbursements incurred by the Landlord in the approval and all inspections of the Tenant’s Works and provided that the Landlord may in its absolute discretion refuse to approve any proposals which would affect the structural integrity of the Property or any part of the Property) the relevant proposals shall constitute the Tenant’s Works Specification but the Tenant shall not commence to carry out any works before they have been so approved;

9.3.2

if the Tenant wishes to carry out any works which materially differ from the Tenant’s Works Specification it shall submit full details of the proposals for such works to the Landlord and if such proposals shall be approved in writing by the Landlord (which approval shall not be unreasonably withheld or delayed but the Tenant shall indemnify the Landlord against all fees and disbursements incurred by the Landlord in the approval and all inspections of the Tenant’s Works and provided that the Landlord may in its absolute discretion refuse to approve any proposals which would affect the structural integrity of the Property or any part of the Property) the relevant proposals shall form part of the Tenant’s Works and the provisions of this Agreement in relation to the Tenant’s Works shall apply thenceforth to the Tenant’s Works as so amended PROVIDED THAT the Tenant shall not commence to carry out any works before they have been so approved;

9.3.3

the provisions contained in the Licence for Alterations and also the provisions of clause 4.11 of the Lease with regard to alterations shall apply to the Tenant’s Works as if the Licence for Alterations had been granted;

9.4	If the Tenant shall carry out the Tenant’s Works:

9.4.1

on completion of the Tenant’s Works the Tenant shall give notice to the Landlord and shall produce to the Landlord a complete electronic set of as-built plans and specifications for the Tenant’s Works and two (2) printed sets of as-built plans and specifications for the Tenant’s Works (which shall be incorporated in the Licence for Alterations);

9.4.2	the Landlord and the Tenant shall complete the Licence for Alterations on the Completion Date or, if later, on completion of the Tenant’s Works.

DEFECTS

10

In the event that clause 5.2 applies the Landlord shall as soon as reasonably practicable make good or procure the making good at its own expense all defects (but not any defect which is wholly or partially due to normal condensation, natural shrinkage or drying out) to the Property which are directly attributable to:

10.1	Defective design, workmanship, supervision or materials; or

10.2	Defective supervision of the construction and finishing of the Landlord’s Works which appear and are notified to the Landlord in writing by the Tenant at any time before the expiration of the Defects Liability Period PROVIDED THAT the Tenant shall afford to the Landlord all reasonable access to the Property and areas affected by such defects subject to the Landlord causing as little inconvenience to the Tenant as may in all the circumstances be practicable and making good all damage to any property of the Tenant or the Property caused during such entry and without prejudice to the generality of the foregoing the Landlord shall not be required to procure the making good of any defect which is attributable in whole or in part to the carrying out of any works carried out by or on behalf of the Tenant or to the effect of any such works or to the use and occupation of the Property by or on behalf of the Tenant.

INSURANCE

11

During the period when the Landlord’s Works are being carried out the person responsible for procuring the carrying out of the Landlord’s Works (the Landlord or the Tenant as the case may be) shall procure that the Landlord’s Works are kept insured for their full reinstatement value and shall procure that the other party’s interest is noted on such policy.

INTEREST

12

If any sum due to a party under this Agreement shall not be paid within 10 Working Days of the due date such sum shall bear interest at 4 per cent above the base rate from time to time of Barclays Bank PLC from the due date until payment (both before and after any judgment) provided this Clause shall not prejudice any other right or remedy for the recovery of such sum.

LEASE GRANT

13	The Lease shall be:

13.1	In the form set out in Schedule 2; and

13.2	Granted with full title guarantee.

14	The Landlord’s solicitors shall prepare an engrossment of the Lease and a counterpart of it; and

14.1	The Tenant shall execute and deliver the counterpart of the Lease to the Landlord and the Landlord shall execute and deliver the Lease to the Tenant on the Completion Date;

14.2	The contractual term of the Lease shall be the term of years from and including the Completion Date to and including 23 October 2041;

14.3	The Principal Rent shall commence and be payable on the Completion Date and shall be:

14.3.1

From and including the Completion Date to but excluding the date five (5) months after the Completion Date: TWO HUNDRED AND EIGHTEEN THOUSAND FIVE HUNDRED AND EIGHTY POUNDS AND FIFTY PENCE (£218,580.50) per annum;

14.3.2	From and including the date five (5) months after the Completion Date to and including 23 October 2021: FOUR HUNDRED AND THIRTY SEVEN THOUSAND ONE HUNDRED AND SIXTY ONE POUNDS (£437,161.00) per annum;

14.4	The Principal Rent shall be reviewed in accordance with the provisions of the Lease on the Review Dates;

14.5	All other rents reserved by the Lease shall commence and be payable on and from the Completion Date;

14.6	The Tenant shall be entitled to break the Lease in accordance with the provisions of the Lease on any of the Break Dates;

14.7	The Lease shall be granted with the benefit of vacant possession;

14.8	The right of the Landlord to grant the Lease is accepted by the Tenant and the Landlord shall not be required to deduce title to the Property;

14.9

In the event that clause 5.1 applies on or before the Date of Practical Completion the Tenant shall provide to the Landlord evidence of compliance with all Required Permissions in respect of the Landlord’s Works;

14.10	In the event that clause 5.2 applies on or before the Completion Date the Landlord shall provide to the Tenant evidence of compliance with all Required Permissions in respect of the Landlord’s Works.

ALIENATION

15	The Tenant shall not assign or otherwise deal with the benefit of this Agreement PROVIDED ALWAYS

THAT after the grant of the Lease the Tenant shall be entitled to assign the benefit of this Agreement to its successor or successors in title to the Lease and PROVIDED FURTHER THAT the Tenant shall have the same rights to relief from forfeiture as it would have if the Lease had already been granted and any dispute concerning this clause will be referred to arbitration in accordance with clause 20.

REPRESENTATIONS

16

Each of the parties to this Agreement acknowledges that it has not relied on any representation by or on behalf of any other party in entering into this Agreement apart from any written statement made by one party’s solicitors to any other party’s solicitors.

NOTICES

17

The provisions of Section 196 Law of Property Act 1925 as amended shall apply to any notice required to be served under this Agreement save that any notice to be served shall be addressed to such office as the recipient may have nominated in writing to the sender for that purpose or (if none) to its registered office.

MATTERS AFFECTING THE PROPERTY

18	The Property will be let subject to and where applicable with the benefit of:

18.1	Any unregistered interests which override first registration under Schedule 1 of the 2002 Act and any unregistered interests which override registered dispositions under Schedule 3 of the 2002 Act;

18.2

All matters contained or referred to in the Property, Proprietorship and Charges registers of title BK102078 so far as the same affect the Property as at the date of this Agreement (except fixed and/or floating charges securing money or liabilities);

18.3	All local land charges whether registered or not before or after the date hereof and all matters capable of registration as local land charges whether or not actually so registered;

18.4	All notices, orders, resolutions, restrictions, agreements, directions and proposals thereon made by any local or other competent authority before or after the date hereof;

18.5	All covenants, conditions, rights, restrictions, encumbrances, exceptions, reservations and other matters to which the Property may for the time being be subject;

18.6	Those incumbrances mentioned in Standard Condition 3.1.2;

18.7	And the Tenant is deemed to take the Lease with full knowledge of the incumbrances referred to in Standard Condition 3.1.2 and this Clause 18.

MERGER

19	Notwithstanding the grant of the Lease the provisions of this Agreement shall continue in full force and effect.

DISPUTES

20

If any difference, dispute or question shall at any time arise between the parties hereto it shall be referred to an arbitrator appointed by the parties jointly and in default of agreement as to the person to be appointed:

20.1

If such difference, dispute or question relates to the interpretation of this Agreement the arbitrator shall be a solicitor or a barrister appointed on the application of any party by the president for the time being of The Law Society;

20.2

If such, difference dispute or question relates to any other matter the arbitrator shall be a chartered surveyor appointed on the application of any party by the President; and such arbitrations shall be conducted in accordance with the Arbitration Act 1996.

CONSTRUCTION (DESIGN AND MANAGEMENT) REGULATIONS 2015

21	The Landlord shall deliver to the Tenant as soon as it is prepared a copy of the Health and Safety file which complies with the Regulations; and

21.1	The Landlord shall (in respect of the Landlord’s Works) procure the discharge of the duties of the Client (as defined in the Regulations);

21.2	For the purposes of the Regulations the Tenant confirms its approval of the appointments of the Contractor and the Consultants for the Landlord’s Works.

RENT SECURITY DEPOSIT DEED

22	On the Completion Date:

22.1	The Tenant shall pay to the Landlord the sum of £262,296.60 to be held pursuant to the terms of the Rent Security Deposit Deed; and

22.2	The Landlord and the Tenant shall complete the Rent Security Deposit Deed.

GOOD FAITH

23	The parties hereto shall act towards each other with the utmost good faith.

VAT

24

Any payment to be provided to a party to this Agreement is exclusive of VAT and the party which is required to make such payment shall in addition pay any VAT properly chargeable on the date such payment is due and the party making such supply on which VAT is payable shall provide a valid VAT invoice addressed to the party making such payment.

CAPITAL ALLOWANCES

25	Any capital allowances relating to the Landlord’s Works shall belong to the Landlord and the Tenant will not claim any capital allowances in respect of the Landlord’s Works.

ADDITIONAL ITEMS

26

The Landlord shall procure quotes from utilities providers for the upgrade of electricity, gas and water supplies to such standards (if any) as shall be agreed between the Landlord and the Tenant and shall promptly pass on any such quotes to the Tenant.

CONTRACTS (RIGHTS OF THIRD) PARTIES ACT 1999

27

Except as may be permitted under the law of England as it applies on the date of this Agreement the parties to this Agreement do not intend that any of its terms shall be enforceable by any third party.

JURISDICTION

28

This Agreement shall be governed by and construed in all respects in accordance with the law of England and the Landlord and the Tenant each submits to the exclusive jurisdiction of the English Courts.

SCHEDULE 1

(Landlord’s Works)

Works to:

1                               Replace warehouse roof;

2                               Respray warehouse cladding, render of the office pod, repaint exterior windows, gutters and downpipes and resurface yard area as more particularly described in the scope of works summary annexed.

Scope of Works summary

1. Scope of works (Roof)

To supply and install the following materials for the construction of a new roof.

• Strip off all asbestos roofing sheets.

• Strip off all plasterboard liners.

• New 120mm thick HPS200 insulated roof panels LPCB approved.

• New Factory Assembled roof lights to 12% of the roof area.

• Installation of roof penetrations and weather flashings for all existing roof protrusions

• Molded head fixings with washer seals.

• New .7mm thick HPS200 or HP200 plastisol flashings.

• Weather proof foam fillers to ridge and eaves.

Scope of works is for a complete new roof (Strip and Re-sheet):

• Safety Management of Project inclusive of Safety Audits

• Safety Netting Costs

• Debris Lining to all Safety Netting if premises occupied during works

• Statically Charged Film to all Safety Netting if premises occupied during works

• Safety Scaffolding Handrail Costs

• Safety Access Scissor Lifts

• Telescopic Handler

• Crane Lifts — Contract Lifts — Full Insurance

• Stripping off of Asbestos including all Asbestos Waste

• Installation of 120mm composite roof

• Gutter Joints Sealed on Existing Gutter

• O& M Manuals

• CDM Element of Project

2. Scope of works (General — cladding, render, paint, yard resurface)

1) Spray Paint to external wall cladding, gutters, window frames, down pipes and external fire escape enclosure.

•                  Mask Off and protect all non - affected areas.

•                  Using pre-clean solution, clean all areas that require repair with lint free cloths

•                  Where required, remove existing coating where traces of flaking are evident

•                  All dents and scratches are to be repaired with resin filler or similar. (Preparation to be in accordance with manufacturers guidelines)

•                  When cured and hardened sand down using the appropriate grade of refinishing papers. Wipe down with pre-clean to remove surface contamination prior to painting. Tack off using the appropriate tack rags.

•                  Apply LESONAL or equal and approved high build self-etch primer for high adhesion to bare metal. Apply LESONAL build up primer to overcome minor surface defects and ensure a sound substrate for the topcoat colour.

•                  Sand the surface using appropriate grade of paper, blow down and tack off using tack rags

•                  Apply specified top coat

•                  Spray paint using ‘Lechler Acryl 1K’ paint, all external cladding areas including the guttering, fascia, down pipes, roller shutter doors, fire escape doors. Including all materials & access equipment as required. Wall cladding to be spray painted Metallic Silver RAL 9006 with downpipes, guttering & fascias etc painted Anthracite Grey RAL 7016. All to match units 36-38 Milton park

•                  De mask and commission coating system

2) Proprietary External Through—Colour Render System

•                  Surfaces are required to be clean, dry, sound and dimensionally stable and free from loose material efflorescence, mould and other contaminants. Remove all loose, flaking powdry, chalking or otherwise defective coatings.

•                  Treat surfaces affected by Moss, mould, lichen, etc with Permarock Moss and Mould remover.

•                  Fit all Render corner and stop beads, UPVC render drip edge bead forming a base to the system. Corner profile PC00PL/M Bead or similar.

•                  Apply PermaRend or equal approved bedding mortar: High impact-resistant, water proof, water vapour permeable, polymer-modified cement based base-coat render incorporating selected graded aggregates.

•                  Apply PermRrend or equal approved reinforcing mesh for application to all areas of insulation with minimum 100mm overlaps at joints, Reinforcement stress patches measuring a minimum of 250x250mm must also be applied to all external angles such as window reveal/head junctions.

•                  Apply Permarock Putzgrund 610 bonding primer or similar. Pigmented special synthetic binder coating as basecoat under Permarock Thermosan NQG K-finish

•                  Apply Permarock Thermosan NQG K-Finish or similar.

•                  Colours to match units 36-36 Milton Park.

•                  High level render to be 2500 Chalk — Sample to be checked and approved before application

•                  Low level render to be 041 Cream — Sample to be checked and approved before application

3) Paint application to existing UPVC Windows

•                  To wash down and prepare all window surfaces.

•                  Apply Zinsser Mould killer or similar approved in accordance with manufacturers’ instructions. Allow to dry

•                  Apply 1no coat of Bulls Eye 1-2-3 Primer in accordance with manufacturers’ instructions or similar allowing 1 hour in normal drying conditions

•                  Apply 2No full coats of Zinsser Perma-white Exterior Satin paint allowing a drying time of 2hours between coats.

•                  Application to all UPVC windows to the office pod. Also to paint all steel fire escape doors. Including all access equipment and materials

•                  Paint colour to be RAL 7016 to match units 36-38 — Sample to be checked and approved by MEPC prior to application

4) Tarmacadam to service yards front and rear

•                  To carry out all preparation, breaking up all loose base material to provide a consolidated sub base in accordance with the structural engineers design and approval.

•                  All surfaces to be laid to falls incorporating existing drainage gulleys

•                  Over lay both concrete yards with 40mm thick tarmacadam (Maxiflex surface course) to match the other units within the 36-38 development.

•                  Apply tack coat to existing surface and lay new Tensar Glasstex P100 to cover all concrete expansion joints.

•                  Car parking bays to be marked out in Thermoplastic paint.

SCHEDULE 2

(Form of Lease)

DATED               2017

(1)                                 MEPC MILTON PARK NO. 1 LIMITED AND MEPC MILTON PARK NO. 2 LIMITED

(2)                                 ADAPTIMMUNE LIMITED

LEASE

relating to

39 Innovation Drive

Milton Park

PRESCRIBED CLAUSES

LR1. Date of lease	2017

LR2. Title number(s)	LR2.1 Landlord’s title number(s) BK102078 LR2.2 Other title number(s) ON122118, ON122717, ON130606, ON145942, ON146219, ON225380, ON38283, ON72772, ON96949, ON216090

LR3. Parties to this lease

Landlord

MEPC MILTON PARK NO. 1 LIMITED (Company number 5491670) and MEPC MILTON PARK NO. 2 LIMITED (Company number 5491806), on behalf of MEPC Milton LP (LP No. LP14504), both of whose registered offices are at Lloyds Chambers 1 Portsoken Street London E1 8HZ

Tenant

ADAPTIMMUNE LIMITED (Company number 6456741) whose registered office is at 101 Park Drive Milton Park Abingdon Oxfordshire OX14 4RY

Other parties

LR4. Property

In the case of a conflict between this clause and the remainder of this lease then, for the purposes of registration, this clause shall prevail.

39 Innovation Drive, Milton Park, Abingdon, Oxfordshire, OX14 4RT shown edged red on the Plan with a gross internal floor area of 4,275 square metres (46,017 square feet) measured in accordance with the RICS Code of Measuring Practice (sixth edition)

LR5. Prescribed Statements etc.	None

LR6. Term for which the Property is leased	From and including [•](1) To and including 23 October 2041

LR7. Premium	None

LR8. Prohibitions or restrictions on disposing of this lease	This lease contains a provision that prohibits or restricts dispositions

LR9. Rights of acquisition etc.

LR9.1 Tenant’s contractual rights to renew this lease, to acquire the reversion or another lease of the Property, or to acquire an interest in other land

None

LR9.2 Tenant’s covenant to (or offer to) surrender this lease

None

LR9.3 Landlord’s contractual rights to acquire this lease

None

LR10. Restrictive covenants given in this lease by the Landlord in respect of land other than the Property	None

(1)  Per agreement for lease

LR11. Easements

LR11.1 Easements granted by this lease for the benefit of the Property

The easements specified in Part I of the First Schedule of this lease

LR11.2 Easements granted or reserved by this lease over the Property for the benefit of other property

The easements specified in Part II of the First Schedule of this lease

LR12. Estate rentcharge burdening the Property	None

LR13. Application for standard form of restriction	None

LR14. Declaration of trust where there is more than one person comprising the Tenant	None

This lease made on the date and between the parties specified in the Prescribed Clauses Witnesses as follows:

1                                      Definitions and Interpretation

In this lease unless the context otherwise requires:

1.1                            Definitions

Adjoining Property means any adjoining or neighbouring premises in which the Landlord or a Group Company of the Landlord holds or shall at any time during the Term hold a freehold or leasehold interest;

Agreement for Lease means the agreement dated [•] 2017 made between (1) MEPC Milton Park No. 1 Limited and MEPC Milton Park No. 2 Limited, on behalf of MEPC Milton LP, and (2) Adaptimmune Limited providing, inter alia, for the grant of this lease;

Base Rate means the base rate from time to time of Barclays Bank PLC or (if not available) such comparable rate of interest as the Landlord shall reasonably require;

Break Date 1 means the fifth (5th) anniversary of the date of commencement of the Contractual Term;

Break Date 2 means 24 October 2027;

Break Date 3 means 24 October 2031;

Break Date 4 means 24 October 2036;

Clearing Bank means a bank which is a shareholder in CHAPS Clearing Company Limited;

Common Control means that each of the companies concerned has 50% or more of its outstanding voting stock in the ownership of the same persons or companies;

Conduit means any existing or future media for the passage of substances or energy and any ancillary apparatus attached to them and any enclosures for them;

Contractual Term means the term specified in the Prescribed Clauses;

Encumbrances means the obligations and encumbrances (if any) specified in Part III of the First Schedule;

Estate means Milton Park, Abingdon, Oxfordshire (of which the Property forms part) and the buildings from time to time standing on it shown on the Plan together with any other adjoining land which is incorporated into Milton Park;

Estate Common Areas means the roads, accesses, landscaped areas, car parks, estate management offices and other areas or amenities on the Estate or outside the Estate but serving or otherwise benefiting the Estate as a whole which are from time to time provided or designated for the common amenity or benefit of the owners or occupiers of the Estate;

Estate Services means the services provided or procured by the Landlord in relation to the Estate as set out in Part II of the Fourth Schedule;

Group Company means a company which is a member of the same group of companies within the meaning of Section 42 of the 1954 Act or is within Common Control;

Guarantor means any party to this lease so named in the Prescribed Clauses (which in the case of an individual includes his personal representatives) and any guarantor of the obligations of the Tenant for the time being;

Indexation Review Dates means 24 October 2021 and 24 October 2031;

Insurance Commencement Date means [•];(2)

Insured Risks means fire, lightning, earthquake, explosion, terrorism, aircraft (other than hostile aircraft) and other aerial devices or articles dropped therefrom, riot, civil commotion, malicious damage, storm or tempest, bursting or overflowing of water tanks apparatus or pipes, flood and impact by road vehicles (to the extent that insurance against such risks may ordinarily be arranged with an insurer of good repute) and such other risks or insurance as may from time to time be reasonably required by the Landlord (subject in all cases to such usual exclusions and limitations as may be imposed by the insurers), and Insured Risk means any one of them;

(2)  Per agreement for lease

Landlord means the party to this lease so named in the Prescribed Clauses and includes any other person entitled to the immediate reversion to this lease;

Landlord’s Surveyor means a suitably qualified person or firm appointed by the Landlord (including an employee of the Landlord or a Group Company) to perform the function of a surveyor for the purposes of this lease;

Lease Particulars means the descriptions and terms in the section headed Lease Particulars which form part of this lease insofar as they are not inconsistent with the other provisions of this lease;

Permitted Use means use within Class B1 of the 1987 Order

Plan means the plan or plans annexed to this lease;

Prescribed Clauses means the descriptions and terms in the section headed Prescribed Clauses which form part of this lease;

Principal Rent means:

From and including [•](3) to and including [•](4): TWO HUNDRED AND EIGHTEEN THOUSAND FIVE HUNDRED AND EIGHTY POUNDS AND FIFTY PENCE (£218,580.50) per annum;

From and including [•](5) to and including 23 October 2021: FOUR HUNDRED AND THIRTY SEVEN THOUSAND ONE HUNDRED AND SIXTY ONE POUNDS (£437,161.00) per annum;

subject to increase in accordance with the Second Schedule;

Property means the property described in the Prescribed Clauses and includes any part of it, any alteration or addition to the Property and any fixtures and fittings in or on the Property;

Quarter Days means 25 March, 24 June, 29 September and 25 December in every year and Quarter Day means any of them;

Rent Commencement Date means [•];(6)

Review Dates means 24 October 2026 and 24 October 2036;

Schedule of Condition means the schedule of condition to be prepared in accordance with the provisions of the Agreement for Lease.

Service Charge means the Service Charge set out in the Fourth Schedule;

Service Charge Commencement Date means [•];(7)

Tenant means the party to this lease so named in the Prescribed Clauses and includes its successors in title;

Term means the Contractual Term together with any continuation of the term or the tenancy (whether by statute, common law holding over or otherwise);

This lease means this lease and any document supplemental to it or entered into pursuant to it;

Uninsured Risks means an Insured Risk against which insurance is from time to time unobtainable on normal commercial terms in the London insurance market at reasonable commercial rates for a property equivalent in size, layout, type and location.

VAT means Value Added Tax and any similar tax substituted for it or levied in addition to it;

1954 Act means the Landlord and Tenant Act 1954;

1987 Order means the Town and Country Planning (Use Classes) Order 1987 (as originally made);

1995 Act means the Landlord and Tenant (Covenants) Act 1995;

2003 Order means The Regulatory Reform (Business Tenancies) (England and Wales) Order 2003.

(3)  Per agreement for lease

(4)  Per agreement for lease

(5)  Per agreement for lease

(6)  Per agreement for lease

(7)  Per agreement for lease

2. COPYRIGHT.DRAWINGS NOT TOBE REPRODUCED 0 5 10 152030 40 50M NOTES: 1.DRAWINGSTO BE READ IN CONJUNCTION WITH ALL. SERVICES AND STRUCl\JRALENGINEERS DRAWINGS & SPECIFICATIONS. OR USED without PRIOR WRITTEN CONSENT. 3g Ordance Survey,(c) crown copyright 2011. All rights111118Mld. Licanca number 1000204491:1250 . - w REFDATE REVISION SCALE D>.lE 1:1250@A4 MAR15 N E s IDRAWN ICHECKED DRAWNIG CHECKED BY TWTH DR.\WINO UNIT39 INNOVATION DRIVE LAND REGISTRY DEMISE LAYOUT PROJECT MEPC TENANCY UPDATES CLIENT • Milton Park RIDGE THE COWYARD STEL: 01993 815000 BLENHEIM PARKFAX: 01993 815001 OXFORD ROAD WOODSTOCK, OX20 1QR www.rldgo.co.uk DRGNO 140374-39LR FILE REFERENCE: XREF FILE REFERENCE:

NOTES:

1. DRAWINGS TO BE READ IN CONJUNCTION WITH ALL SERVICES AND STRUCTURAL ENGINEERS DRAWINGS & SPECIFICATIONS.
2. © COPYRIGHT. DRAWINGS NOT TO BE REPRODUCED OR USED WITHOUT PRIOR WRITTEN CONSENT.

N
NE
E
SE
S
SW
W
NW
Innovation Drive
Jubilee Avenue
67
68
69
86
38
39
Tank
57.4m
57.7m
63
46
El Sub Sta
Ramp
1:1250
0 5 10 15 20 30 40 50M

Ordnance Survey, (c) Crown Copyright 2011. All rights reserved. Licence number 100020449

REF	DATE	REVISION	DRAWN	CHECKED

SCALE	DATE	DRAWN BY	CHECKED BY
1:1250@A4	MAR15	TW	TH

DRAWING

UNIT 39
INNOVATION DRIVE
LAND REGISTRY
DEMISE LAYOUT

PROJECT

MEPC TENANCY UPDATES

CLIENT

MEPC
Milton Park

RIDGE

THE COWYARDS
BLENHEIM PARK
OXFORD ROAD
WOODSTOCK, OX20 1QR
TEL: 01993 815000
FAX: 01993 815001
www.ridge.co.uk
Also at Reading, Bristol, London and Leicester

DRG NO: 140374-39LR
REV:
FILE REFERENCE:
XREF FILE REFERENCE:

Estate Map 2 17 1 18 3 4 5 6 7 A34 16 10 11 12 13 14 15 Milton Gate Health & Fitness Club Café ATM Pharmacy Free Bike Hire Hairdresser Beautician Convenience Store Brasserie Nursery Urban Gardens Dry Cleaners Convenience Store 1 10 13 2Swimming Pool 3Sports Hall 4Post Office 5Convenience Store 6Bank & ATM 11 14 12 15 7 16 8 17 9 18 A34 8 9

Estate Map

MEPC

A34
Milton Gate
PARK DRIVE
CROFT DRIVE
INNOVATION DRIVE
WESTERN AVENUE
JUBILEE AVENUE
OLYMPIC AVENUE
EASTERN AVENUE
BROOK DRIVE
A34

1 Health & Fitness Club
2 Swimming Pool
3 Sports Hall
4 Post Office
5 Convenience Store
6 Bank & ATM
10 Café
11 ATM
12 Pharmacy
7 Free Bike Hire
8 Hairdresser
9 Beautician
13 Convenience Store
14 Brasserie
15 Nursery
16 Urban Gardens
17 Dry Cleaners
18 Convenience Store

Milton Park
Grow. Succeed. Belong.

1.2                            Interpretation

1.2.1                  If the Landlord, Tenant or the Guarantor is more than one person then their covenants are joint and several;

1.2.2                  Any reference to a statute includes any modification extension or re-enactment of it and any orders, regulations, directions, schemes and rules made under it;

1.2.3                  Any covenant by the Tenant not to do any act or thing includes an obligation not knowingly to permit or suffer such act or thing to be done;

1.2.4                  If the Landlord reserves rights of access or other rights over or in relation to the Property then those rights extend to persons authorised by it;

1.2.5                  References to the act or default of the Tenant include acts or default or negligence of any undertenant or of anyone at the Property with the Tenant’s or any undertenant’s permission or sufferance;

1.2.6                  The index and Clause headings in this lease are for ease of reference only;

1.2.7                  References to the last year of the Term shall mean the twelve months ending on the expiration or earlier termination of the Term;

1.2.8                  References to Costs include all liabilities, claims, demands, proceedings, damages, losses and proper and reasonable costs and expenses;

1.2.9                  References to Principal Rent, Current Rent, Indexed Rent and Revised Rent are references to yearly sums.

2                                      Demise

The Landlord with Full Title Guarantee DEMISES the Property to the Tenant for the Contractual Term TOGETHER WITH the rights set out in Part I of the First Schedule, EXCEPT AND RESERVING as mentioned in Part II of the First Schedule and SUBJECT TO the Encumbrances;

3                                      Rent

The Tenant will pay by way of rent during the Term or until released pursuant to the 1995 Act without any deduction counterclaim or set off except where required by law:

3.1                            The Principal Rent and any VAT by equal quarterly payments in advance on the Quarter Days to be paid by Direct Debit, Banker’s Standing Order or other means as the Landlord requires, the first payment for the period from and including the Rent Commencement Date to (but excluding) the next Quarter Day to be made on the Rent Commencement Date;

3.2                            The Service Charge and any VAT at the times and in the manner set out in the Fourth Schedule;

3.3                            The following amounts and any VAT:

3.3.1                  the sums specified in Clauses 4.1 [interest] and 4.2 [outgoings and utilities];

3.3.2                  the sums specified in Clause 6.2.1 [insurance];

3.3.3                  all Costs incurred by the Landlord as a result of any breach of the Tenant’s covenants in this lease.

4                                      Tenant’s covenants

The Tenant covenants with the Landlord throughout the Term, or until released pursuant to the 1995 Act, as follows:

4.1                            Interest

If the Landlord does not receive any sum due to it within 14 days of the due date to pay on demand interest on such sum at 2 per cent above Base Rate from the due date until payment (both before and after any judgment), provided this Clause shall not prejudice any other right or remedy for the recovery of such sum;

4.2                            Outgoings and Utilities

4.2.1                  To pay all existing and future rates, taxes, charges, assessments and outgoings in respect of the Property (whether assessed or imposed on the owner or the occupier), except any tax (other than VAT) arising as a result of the receipt by the Landlord of the rents reserved by this lease and any tax arising on any dealing by the Landlord with its reversion to this lease;

4.2.2                  To pay for all gas, electricity, water, telephone and other utilities used on the Property, and all charges in connection with such utilities and for meters and all standing charges, and a fair and reasonable proportion of any joint charges as determined by the Landlord’s Surveyor;

4.3                            VAT

4.3.1                  Any payment or other consideration to be provided to the Landlord is exclusive of VAT, and the Tenant shall in addition pay any VAT chargeable on the date the payment or other consideration is due;

4.3.2                  Any obligation to reimburse or pay the Landlord’s expenditure extends to irrecoverable VAT on that expenditure, and the Tenant shall also reimburse or pay such VAT;

4.4                            Repair

4.4.1                  To keep the Property in good and substantial repair and condition (damage by the Uninsured Risks or by the Insured Risks excepted save to the extent that insurance moneys are irrecoverable as a result of the act or default of the Tenant) PROVIDED THAT nothing in this Lease shall oblige the Tenant to put the Property in any better state of repair or condition as that evidenced in the Schedule of Condition;

4.4.2                  To make good any disrepair for which the Tenant is liable within 2 months after the date of written notice from the Landlord (or sooner if the Landlord reasonably requires);

4.4.3                  If the Tenant fails to comply with any such notice the Landlord may enter and carry out the work and the cost shall be reimbursed by the Tenant on demand as a debt;

4.4.4                  To enter into maintenance contracts with reputable contractors for the regular servicing of all plant and equipment serving only the Property;

4.5                            Decoration

4.5.1                  To clean, prepare and paint or treat and generally redecorate :

(i)                                  all external parts of the Property in every third year and in the last year of the Term;

4.5.2                  all internal parts of the Property in every fifth year and in the last year of the Term;

4.5.3                  All the work described in Clause 4.5.1 is to be carried out:

(i)                                  in a good and workmanlike manner to the Landlord’s reasonable satisfaction; and

(ii)                               in colours which (if different from the existing colour) are first approved in writing by the Landlord (approval not to be unreasonably withheld or delayed);

4.6                            Cleaning

4.6.1                  To keep the Property clean, tidy and free from rubbish;

4.6.2                  To clean the inside and outside of windows and any washable surfaces at the Property as often as reasonably necessary;

4.7                            Overloading

Not to overload the floors, ceilings or structure of the Property or any plant machinery or electrical installation serving the Property;

4.8                            Conduits

To keep the Conduits in or serving the Property clear and free from any noxious, harmful or deleterious substance, and to remove any obstruction and repair any damage to the Conduits as soon as reasonably practicable to the Landlord’s reasonable satisfaction;

4.9                            User

4.9.1                  Not to use the Property otherwise than for the Permitted Use;

4.9.2                  Not to use the Property for any purpose which is:

(i)                                  noisy, offensive, dangerous, illegal, immoral or an actionable nuisance; or

(ii)                               which in the reasonable opinion of the Landlord causes damage or disturbance to the Landlord, or to owners or occupiers of any neighbouring property; or

(iii)                            which involves any substance which may be harmful, polluting or contaminating other than in quantities which are normal for and used in connection with the Permitted Use provided that the use of the Property as laboratories shall not be taken to be a breach of this clause;

4.10                     Signs

Not to erect any sign, notice or advertisement which is visible outside the Property without the Landlord’s prior written consent;

4.11                     Alterations

4.11.1           Not to make any alterations or additions which:

(i)                                  affect the structural integrity of the Property (including without limitation the roofs and foundations and the principal or load-bearing walls, floors, beams and columns);

(ii)                               merge the Property with any adjoining premises;

(iii)                            affect the external appearance of the Property;

4.11.2           Not to make any other alterations or additions to the Property without the Landlord’s written consent (which is not to be unreasonably withheld or delayed) save that the Tenant may install or demount internal, non-structural partitioning without the consent of the Landlord provided plans showing the extent of such works are deposited with the Landlord promptly on completion of the works;

4.12                     Preservation of Easements

4.12.1           Not to prejudice the acquisition of any right of light for the benefit of the Property and to preserve all rights of light and other easements enjoyed by the Property;

4.12.2           Promptly to give the Landlord notice if any easement enjoyed by the Property is obstructed, or any new easement affecting the Property is made or attempted;

4.13                     Alienation

4.13.1           Not to:

(i)                                  assign, charge, underlet or part with possession of the whole or part only of the Property nor to agree to do so except by an assignment or underletting or charging of the whole of the Property permitted by this Clause 4.13;

(ii)                               share the possession or occupation of the whole or any part of the Property;

(iii)                            assign, part with or share any of the benefits or burdens of this lease, or any interest derived from it by a virtual assignment or other similar arrangement;

4.13.2           Charging

Not to charge the whole of the Property without the Landlord’s written consent (not to be unreasonably withheld or delayed).

4.13.3           Assignment

Not to assign or agree to assign the whole of the Property without the Landlord’s written consent (not to be unreasonably withheld or delayed), provided that:

(i)                                  the Landlord may withhold consent in circumstances where in the reasonable opinion of the Landlord

(a)                       the proposed assignee is not of sufficient financial standing to enable it to comply with the Tenant’s covenants in this lease; or

(b)                       such persons as the Landlord reasonably requires do not act as guarantors for the assignee and do not enter into direct covenants with the Landlord including the provisions set out in the Third Schedule (but referring in paragraph 1.2 to the assignee);

(ii)                               the Landlord’s consent shall in every case be subject to conditions (unless expressly excluded) requiring that:

(a)                       the assignee covenants with the Landlord to pay the rents and observe and perform the Tenant’s covenants in this lease during the residue of the Term, or until released pursuant to the 1995 Act;

(b)                       the Tenant enters into an authorised guarantee agreement guaranteeing the performance of the Tenant’s covenants in this lease by the assignee including the provisions set out in paragraphs 1-5 (inclusive) of the Third Schedule (but omitting paragraph 1.2);

(c)                        all rent and other payments due under this lease are paid before completion of the assignment;

4.13.4           Underletting

Not to underlet or agree to underlet the whole of the Property nor vary the terms of any underlease without the Landlord’s written consent (not to be unreasonably withheld or delayed).  Any permitted underletting must comply with the following:

(i)                                  the rent payable under the underlease must be:

(a)                       not less than the rent reasonably obtainable in the open market for the Property without fine or premium;

(b)                       payable no more than one quarter in advance;

(c)                        subject to upward only reviews at intervals no less frequent than the rent reviews under this lease;

(ii)                               the undertenant covenants with the Landlord and in the underlease:

(a)                       either:

(I)                                to observe and perform the Tenant’s covenants in this lease (except for payment of the rents) during the term of the underlease or until released pursuant to the 1995 Act; or

(II)                           to observe and perform the Tenant’s covenants in the underlease during the term of the underlease or until released pursuant to the 1995 Act

(b)                       not to underlet, share or part with possession or occupation of the whole or any part of the underlet premises, nor to assign or charge part only of the underlet premises;

(c)                        not to assign the whole of the underlet premises without the Landlord’s prior written consent (which shall not be unreasonably withheld or delayed);

(iii)                            all rents and other payments due under this lease (not the subject of a bona fide dispute) are paid before completion of the underletting;

(iv)                           the underlease reserves as rent the Service Charge payable under this lease;

(v)                              unless any underletting of the whole of the Property

(a)                       contains a covenant on the part of the undertenant to observe and perform the Tenant’s covenants in this lease (except for payment of the rents) during the term of the underlease or until released pursuant to the 1995 Act; or

(b)                       is on terms obliging the undertenant to take a lease of the whole of the Property for the unexpired residue of the term of this lease (less one day) on the same terms as those contained in this lease (including as to rents and rent review) in the event of the immediate reversion to such underlease becoming vested in the Landlord the underlease shall contain a break exercisable by the landlord on three (3) months’ notice in the event of the immediate reversion thereto becoming vested in the Landlord;

(vi)                           the underlease is in a form approved by the Landlord (such approval not to be unreasonably withheld or delayed)

4.13.5           To take all necessary steps and proceedings to remedy any breach of the covenants of the undertenant under the underlease and not to permit any reduction of the rent payable by any undertenant;

4.13.6           Group Sharing

Notwithstanding Clause 4.13.1 the Tenant may share occupation of the whole or any part of the Property with a Group Company PROVIDED THAT

(a)                              the relationship of landlord and tenant is not created; and

(b)                              occupation by any Group Company shall cease upon it ceasing to be a Group Company; and

(c)                               the Tenant informs the Landlord in writing before each occupier commences occupation and after it ceases occupation;

4.14                     Registration

Within 21 days to give to the Landlord’s solicitors (or as the Landlord may direct) written notice of any assignment, charge, underlease or other devolution of the Property together with a certified copy of the relevant document and a reasonable registration fee of not less than £50;

4.15                     Statutory Requirements and Notices

4.15.1           To supply the Landlord with a copy of any notice, order or certificate or proposal for any notice order or certificate affecting or capable of affecting the Property as soon as it is received by or comes to the notice of the Tenant;

4.15.2           To comply promptly with all notices served by any public, local or statutory authority, and with the requirements of any present or future statute or European Union law, regulation or directive (whether imposed on the owner or occupier), which affects the Property or its use;

4.15.3           At the request of the Landlord, but at the joint cost of the Landlord and the Tenant, to make or join the Landlord in making such objections or representations against or in respect of any such notice, order or certificate as the Landlord may reasonably require;

4.15.4           To observe and perform the obligations of any agreement entered into prior to the date of this lease under any statute or European Union law, regulation or directive so far as the same relates to the use and/or occupation of the Property;

4.16                     Planning

4.16.1           Not to apply for or implement any planning permission affecting the Property without first obtaining the Landlord’s written consent (not to be unreasonably withheld or delayed in cases where the subject matter of the planning permission has been approved by the Landlord pursuant to the other provisions of this lease);

4.16.2           If a planning permission is implemented the Tenant shall complete all the works permitted and comply with all the conditions imposed by the permission before the determination of the Term (including any works stipulated to be carried out by a date after the determination of the Term unless the Landlord requires otherwise);

4.17                     Contaminants and Defects

4.17.1           To give the Landlord prompt written notice upon becoming aware of the existence of any defect in the Property, or of the existence of any contaminant, pollutant or harmful substance on the Property but not used in the ordinary course of the Tenant’s use of the Property;

4.17.2           If so requested by the Landlord, to remove from the Property or remedy to the Landlord’s reasonable satisfaction any such contaminant, pollutant or harmful substance introduced on the Property by or at the request of the Tenant;

4.18                     Entry by Landlord

To permit the Landlord at all reasonable times and on reasonable notice (which shall not be less than 72 hours’ notice except in emergency) to enter the Property in order to:

4.18.1           inspect and record the condition of the Property or the Adjoining Property;

4.18.2           remedy any breach of the Tenant’s obligations under this lease;

4.18.3           repair, maintain, clean, alter, replace, install, add to or connect up to any Conduits which serve the Adjoining Property;

4.18.4           repair, maintain, alter or rebuild the Adjoining Property;

4.18.5           comply with any of its obligations under this lease;

Provided that the Landlord shall only exercise such rights where necessary and shall cause as little inconvenience as reasonably practicable in the exercise of such rights and shall promptly make good all physical damage to the Property caused by such entry;

4.19                     Landlord’s Costs

To pay to the Landlord on demand amounts equal to such Costs as it may properly and reasonably incur:

4.19.1           in connection with any application for consent made necessary by this lease (including where consent is lawfully refused or the application is withdrawn);

4.19.2           incidental to or in reasonable contemplation of the preparation and service of a schedule of dilapidations (whether before or within three (3) months after the end of the Term) or a notice or proceedings under Section 146 or Section 147 of the Law of Property Act 1925 (even if forfeiture is avoided other than by relief granted by the Court);

4.19.3           in connection with the enforcement or remedying of any breach of the covenants in this lease on the part of the Tenant and any Guarantor;

4.19.4           incidental to or in reasonable contemplation of the preparation and service of any notice under Section 17 of the 1995 Act;

4.20                     Yielding up

Immediately before the end of the Term:

(i)                                  to give up the Property repaired and decorated and otherwise in accordance with the Tenant’s covenants in this lease;

(ii)                               if the Landlord so requires, to remove all alterations made during the Term or any preceding period of occupation by the Tenant and reinstate the Property as the Landlord shall reasonably direct and to its reasonable satisfaction;

(iii)                            to remove all signs, tenant’s fixtures and fittings and other goods from the Property, and make good any damage caused thereby to the Landlord’s reasonable satisfaction;

(iv)                           to replace any damaged or missing Landlord’s fixtures with ones of no less quality and value;

(v)                              to replace all carpets with ones of no less quality and value than those in the Property at the start of the Contractual Term;

(vi)                           to give to the Landlord all operating and maintenance manuals together with any health and safety files relating to the Property;

(vii)                        to provide evidence of satisfactory condition and maintenance of plant and machinery including (without limitation) electrical installation condition reports in respect of all of the electrical circuits and supply equipment in the Property, and any other condition reports as required under any relevant statute or European Union law, regulation or directive and copies of all service records;

(viii)                     to return any security cards or passes provided by the Landlord for use by the Tenant and its visitors.

4.21                     Encumbrances

To perform and observe the Encumbrances so far as they relate to the Property.

4.22                     Roads Etc

Not to obstruct the roads, pavements, footpaths and forecourt areas from time to time on the Estate in any way whatsoever and not to use any part of the forecourts and car parking spaces or other open parts of the Property for the purpose of storage or deposit of any materials, goods, container ships’ pallets, refuse, waste scrap or any other material or matter.

4.23                     Parking Restrictions

Except as to any right specifically granted in this lease not to permit any vehicles belonging to or calling upon the Tenant to stand on the roads, car parking spaces, forecourts, pavements or footpaths on the Estate.

4.24                     Regulations etc

4.24.1           At all times during the Term to observe and perform such regulations (if any) in respect of the Estate as the Landlord may reasonably think expedient to the proper management of the Estate and which are notified to the Tenant.

4.24.2           Not to cause any obstruction to any part of the Estate.

4.25                     Land Registration Provisions

4.25.1           Promptly following the grant of this lease the Tenant shall apply to register this lease at the Land Registry and shall ensure that any requisitions raised by the Land Registry in connection with that application are dealt with promptly and properly and within one month after completion of the registration, the Tenant shall send the Landlord official copies of its title;

4.25.2           Immediately after the end of the Term (and notwithstanding that the Term has ended), the Tenant shall make an application to close the registered title of this lease and shall ensure that any requisitions raised by the Land Registry in connection with that application are dealt with promptly and properly and the Tenant shall keep the Landlord informed of the progress and completion of its application.

5                                      Landlord’s Covenants

5.1                            Quiet Enjoyment

The Landlord covenants with the Tenant that, the Tenant may peaceably enjoy the Property during the Term without any interruption by the Landlord or any person lawfully claiming under or in trust for it.

5.2                            Provision of Services

The Landlord will use its reasonable endeavours to provide or procure the provision of the Estate Services PROVIDED THAT the Landlord shall be entitled to withhold or vary the provision or procurement of such of the Estate Services as the Landlord considers necessary or appropriate in the interests of good estate management and PROVIDED FURTHER THAT the Landlord will not be in breach of this Clause as a result of any failure or interruption of any of the Estate Services:

5.2.1                  resulting from circumstances beyond the Landlord’s reasonable control, so long as the Landlord uses its reasonable endeavours to remedy the same as soon as reasonably practicable after becoming aware of such circumstances; or

5.2.2                  to the extent that the Estate Services (or any of them) cannot reasonably be provided as a result of works of inspection, maintenance and repair or other works being carried out at the Property or the Estate.

6                                      Insurance

6.1                            Landlord’s insurance covenants

The Landlord covenants with the Tenant as follows:

6.1.1                  To insure the Property (other than tenant’s and trade fixtures and fittings) unless the insurance is invalidated in whole or in part by any act or default of the Tenant:

(i)                                  with an insurance office or underwriters of repute;

(ii)                               against loss or damage by the Insured Risks;

(iii)                            subject to such excesses as may be imposed by the insurers;

(iv)                           in the full cost of reinstatement of the Property (in modern form if appropriate) including shoring up, demolition and site clearance, professional fees, VAT and allowance for building cost increases;

6.1.2                  To insure against loss of the Principal Rent thereon payable or reasonably estimated by the Landlord to be payable under this lease arising from damage to the Property by the Insured Risks for three years or such longer period as the Landlord may reasonably require having regard to the likely period for reinstating the Property;

6.1.3                  The Landlord will use its reasonable endeavours to procure that the insurer waives its rights of subrogation against the Tenant (so long as such provision is available in the London insurance market) and to ensure that the Tenant’s interest is noted on such policy (which may be by way of the policy providing for a general noting of the interests of tenants);

6.1.4                  At the request and cost of the Tenant (but not more frequently than once in any twelve month period) to produce summary details of the terms of the insurance under this Clause 6.1;

6.1.5                  To notify the Tenant as soon as becoming aware of any material change in the terms and conditions of the insurer in relation to the policy under which the Property is for the time being insured;

6.1.6                  If the Property is destroyed or damaged by an Insured Risk, then, unless payment of the insurance moneys is refused in whole or part because of the act or default of the Tenant, and subject to obtaining all necessary planning and other consents to use the insurance proceeds (except those relating to loss of rent and fees) and any uninsured excess paid by the Tenant under Clause 6.2.4(ii) in reinstating the same (other than tenant’s and trade fixtures and fittings) as quickly as reasonably practicable substantially as it was before the destruction or damage in modern form if appropriate but not necessarily identical in layout

6.2                            Tenant’s insurance covenants

The Tenant covenants with the Landlord from and including the Insurance Commencement Date and then throughout the Term or until released pursuant to the 1995 Act as follows:

6.2.1                  To pay to the Landlord on demand sums equal to:

(i)                                  the amount which the Landlord spends on insurance pursuant to Clause 6.1;

(ii)                               the cost of property owners’ liability and third party liability insurance in connection with the Property;

(iii)                            the cost of any professional valuation of the Property properly required by the Landlord (but not more than once in any two year period);

6.2.2                  To give the Landlord immediate written notice on becoming aware of any event or circumstance which might affect or lead to an insurance claim;

6.2.3                  Not to do anything at the Property which would or might prejudice or invalidate the insurance of the Property or the Adjoining Property or cause any premium for their insurance to be increased;

6.2.4                  To pay to the Landlord on demand:

(i)                                  any increased premium and any Costs incurred by the Landlord as a result of a breach of Clause 6.2.3;

(ii)                               any uninsured excess to which the insurance policy may be subject;

(iii)                            the whole of the irrecoverable proportion of the insurance moneys if the Property or any part are destroyed or damaged by an Insured Risk but the insurance moneys are irrecoverable in whole or part due to the act or default of the Tenant;

6.2.5                  To comply with the requirements and reasonable recommendations of the insurers;

6.2.6                  To notify the Landlord of the full reinstatement cost of any fixtures and fittings installed at the Property at the cost of the Tenant which become Landlord’s fixtures and fittings;

6.2.7                  Not to effect any insurance of the Property against an Insured Risk but if the Tenant effects or has the benefit of any such insurance the Tenant shall hold any insurance moneys upon trust for the Landlord and pay the same to the Landlord as soon as practicable;

6.3                            Suspension of Rent

If the Property is unfit for occupation and use because of damage by an Insured Risk then (save to the extent that payment of the loss of rent insurance moneys is refused due to the act or default of the Tenant) the Principal Rent (or a fair proportion according to the nature and extent of the damage) shall be suspended until the date on which the Property is again fit for occupation and use.

6.4                            Determination Right

6.4.1                  If the Property is destroyed or damaged by an Insured Risk such that the Property is unfit for occupation and use and shall not be rendered fit for occupation and use within two years and nine months of the date of such damage then either the Landlord or the Tenant may whilst the Property has not been rendered fit for occupation and use terminate the Contractual Term by giving to the other not less than three (3) months’ previous notice in writing. PROVIDED THAT if the Property has been rendered fit for occupation and use within three years of the date of such damage then such notice shall be deemed not to have been given.

6.4.2                  Termination of this lease pursuant to the provisions of Clause 6.4.1 shall be without prejudice to the liability of either party for any antecedent breach of the covenants and conditions herein contained (save for Clause 6.1.6 which shall be deemed not to have applied).

6.5                            Uninsured Risks

6.5.1                  For the purposes of this Clause 6.5:

(i)                                  These provisions shall apply from the date on which any Insured Risk becomes an Uninsured Risk but only in relation to the Uninsured Risk;

(ii)                               References to an Insured Risk becoming an Insured Risk shall, without limitation, include the application by insurers of an exclusion, condition or limitation to an Insured Risk to the extent to which such risk thereby is or becomes an Uninsured Risk.

(iii)                            The Landlord shall notify the Tenant in writing as soon as reasonably practicable after an Insured Risk becomes an Uninsured Risk.

6.5.2                  If during the Term the Property (or part thereof) shall be damaged or destroyed by an Uninsured Risk so as to make the Property (or part thereof) unfit for occupation or use:

(i)                                  The Principal Rent and the Service Charge or a fair proportion according to the nature and extent of the damage sustained will not be payable until the earlier of the date on which:

(a)                       The Property shall again be fit for occupation and use excluding fitting out and replacement of contents; or

(b)                       This lease shall be terminated in accordance with Clause 6.5.2(ii) or 6.5.5

(ii)                               The Landlord may within one year of the date of such damage or destruction serve notice on the Tenant confirming that it will reinstate the Property (a ‘Reinstatement Notice’) so that the Property shall be fit for occupation and use and if the Landlord fails to serve a Reinstatement Notice by the expiry of such prescribed period the lease will automatically end on the date one year after the date of such damage or destruction.

6.5.3                  Clause 6.5.2(i) shall not apply if an Insured Risk shall have become an Uninsured Risk owing to the act or default of the Tenant or any person deriving title under the Tenant or their respective agents, employees, licensee, invitees or contractors.

6.5.4                  If the Landlord shall have served a Reinstatement Notice the provisions of Clause 6.1.6 shall apply as if the damage had been caused by an Insured Risk

6.5.5                  If the Landlord shall have served a Reinstatement Notice and such reinstatement has not been completed by the date two years and nine months of the date of such damage at any time after that date the Landlord or the Tenant may terminate this lease by serving not less than three months’ notice on the other stating that it terminates this lease, and if by the end of such notice the Property   has been reinstated so that the Property is fit for occupation and use the notice shall be void and this lease shall continue in full force and effect.

6.5.6                  Service of a Reinstatement Notice shall not oblige the Landlord to replace any Tenant’s fitting out works or property belonging to the Tenant or any third party.

7                                      Provisos

7.1                            Forfeiture

If any of the following events occur:

7.1.1                  the Tenant fails to pay any of the rents payable under this lease within 21 days of the due date (whether or not formally demanded); or

7.1.2                  the Tenant or Guarantor breaches any of its obligations in this lease; or

7.1.3                  the Tenant or Guarantor being a company incorporated within the United Kingdom

(i)                                  has an Administration Order made in respect of it; or

(ii)                               passes a resolution, or the Court makes an Order, for the winding up of the Tenant or the Guarantor, otherwise than a member’s voluntary winding up of a solvent company for the purpose of amalgamation or reconstruction previously consented to by the Landlord (consent not to be unreasonably withheld); or

(iii)                            has a receiver or administrative receiver or receiver and manager appointed over the whole or any part of its assets or undertaking; or

(iv)                           is struck off the Register of Companies; or

(v)                              is deemed unable to pay its debts within the meaning of Section 123 of the Insolvency Act 1986; or

7.1.4                  proceedings or events analogous to those described in Clause 7.1.3 shall be instituted or shall occur where the Tenant or Guarantor is a company incorporated outside the United Kingdom; or

7.1.5                  the Tenant or Guarantor being an individual:

(i)                                  has a bankruptcy order made against him; or

(ii)                               appears to be unable to pay his debts within the meaning of Section 268 of the Insolvency Act 1986;

then the Landlord may re-enter the Property or any part of the Property in the name of the whole and forfeit this lease and the Term created by this lease shall immediately end, but without prejudice to the rights of either party against the other in respect of any breach of the obligations contained in this lease;

7.2                            Notices

7.2.1                  All notices under or in connection with this lease shall be given in writing

7.2.2                  Any such notice shall be duly and validly served if it is served (in the case of a company) to its registered office or (in the case of an individual) to his last known address;

7.2.3                  Any such notice shall be deemed to be given when it is:

(i)                                  personally delivered to the locations listed in Clause 7.2.2; or

(ii)                               sent by registered post, in which case service shall be deemed to occur on the third Working Day after posting.

7.3                            No Implied Easements

The grant of this lease does not confer any rights over the Estate or the Adjoining Property or any other property except those mentioned in Part I of the First Schedule, and Section 62 of the Law of Property Act 1925 is excluded from this lease;

8                                      Break Clause

8.1                            The Tenant may terminate the Contractual Term on Break Date 1 or Break Date 2 or Break Date 3 or Break Date 4 by giving to the Landlord not less than twelve (12) months’ previous notice in writing;

8.2                            Any notice given by the Tenant shall operate to terminate the Contractual Term only if:

8.2.1                  the Principal Rent reserved by this lease have been paid by the time of such termination; and

8.2.2                  the Tenant yields up the Property free from any subleases and other third party occupational interests on termination; and

8.2.3                  (if notice is given to terminate the Contractual Term on Break Date 1) a sum equal to six (6) months’ worth of the Principal Rent for the time being payable (calculated at the rate payable immediately before Break Date 1) together with a sum equal to VAT thereon at the standard rate for the time being payable has been paid to the Landlord in cleared funds by Break Date 1;

8.3                            Upon termination the Contractual Term shall cease but without prejudice to any claim in respect of any prior breach of the obligations contained in this lease;

8.4                            If the Tenant terminates this Lease in accordance with this clause 8 the Landlord shall promptly reimburse the Tenant in respect of any sums received which relate to a period following termination of this Lease.

8.5                            Time shall be of the essence for the purposes of this Clause.

9                                      Contracts (Rights of Third Parties) Act 1999

A person who is not a party to this lease has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any terms of this lease.

10                               Environmental Conditions

For the purposes of this clause the expression ‘Environment’ includes air, man-made structures and surface or substrata any surface water or ground water, any life form (including human) or eco system and notwithstanding any other provisions of this Lease to the extent that the Property or Estate are affected by contamination or pollution, the Environment or the presence of any substance harmful to the Environment present or occurring prior to this Lease otherwise than through the act or default of the Tenant or any party under their control (an ‘Environmental Condition’) the Tenant shall not:

10.1                     be responsible for (or contribute to whether by Service Charge or otherwise) any management compliance with statutory requirements, clean up, remediation or containment of any such Environmental Condition; nor

10.2                     be responsible to repair any damage disrepair or injury caused by or arising from any Environmental Condition; nor

10.3                     be responsible to contribute to any cost, fine or liability of any kind arising out of or in any way connected with any Environmental Condition.

Executed by the parties as a Deed on the date specified in the Prescribed Clauses.

The First Schedule

Part I - Easements and Other Rights granted

There are granted to the Tenant (in common with others authorised by the Landlord)

1                                      The right to use the relevant Estate Common Areas for access to and from the Property and for all purposes for which they are designed;

2                                      Free and uninterrupted use of all existing and future Conduits which serve the Property, subject to the Landlord’s rights to re-route the same subject to there being no unreasonable interruption of services;

3                                      The right to enter the Adjoining Property excluding any buildings which are occupied as necessary to perform Clause 4.4 [repair] on reasonable prior written notice to the Landlord, subject to causing as little inconvenience as practicable and complying with conditions reasonably imposed by the Landlord and making good all physical damage caused.(8)

Part II - Exceptions and Reservations

There are excepted and reserved to the Landlord:

1                                      The right to carry out any building, rebuilding, alteration or other works to the Estate and the Adjoining Property (including the erection of scaffolding) notwithstanding any temporary interference with light and air enjoyed by the Property but provided that the Tenant’s use and enjoyment of the Property is not materially compromised;

2                                      Free and uninterrupted use of all existing and future Conduits which are in the Property and serve the Estate or the Adjoining Property;

3                                      Rights of entry on the Property as referred to in Clause 4.18;

4                                      The right to regulate and control in a reasonable manner the use of the Estate Common Areas;

5                                      The right to alter the layout of the roads forecourts footpaths pavements and car parking areas from time to time on the Estate in such manner as the Landlord may reasonably require PROVIDED THAT such alterations do not materially diminish the Tenant’s rights under this lease and that such works do not materially compromise the Tenant’s access to the Property;

6                                      The right in the last six months of the Term to view the Property with prospective tenants upon giving reasonable notice (not to be less than 72 hours) and the right throughout the Term to view the Property with prospective purchasers upon giving reasonable notice (not to be less than 72 hours).

Part III - Encumbrances

The covenants declarations and other matters affecting the Property contained or referred to in the Landlord’s freehold reversionary title number BK102078 as at the date of this lease

(8)  Parking = within demise

The Second Schedule

Part I — Indexation Rent Review

1                                      In this Part of this Schedule:

1.1                            Indexation Review Date means each of the Indexation Review Dates and Relevant Indexation Review Date shall be interpreted accordingly;

1.2                            Current Rent means the Principal Rent payable under this lease immediately before the Relevant Indexation Review Date;

1.3                            Index means the Consumer Prices Index published by the Office for National Statistics or (if not available) such index of comparative prices as the Landlord shall reasonably require;

1.4                            Indexed Rent means:

Current Rent multiplied by (A/B) per annum where:

A                              =                    The figure shown in the Index for the month immediately before the Relevant Indexation Review Date; and

B                               =                    (In the case of the first Indexation Review Date) the figure shown in the Index for [September 2017](9) and (in the case of the subsequent Indexation Review Date) the figure shown in the Index for September 2026.

1.5                            Revised Rent means the new Principal Rent following each Indexation Review Date pursuant to paragraph 2 of the Second Schedule.

2                                      The Principal Rent shall be reviewed on each Indexation Review Date to the higher of:

2.1                            the Current Rent (disregarding any suspension or abatement of the Principal Rent); and

2.2                            the Indexed Rent ascertained in accordance with this lease;

3                                      If a Revised Rent has not been ascertained by the Relevant Indexation Review Date:

3.1                            the Current Rent shall continue to be payable until the Revised Rent is ascertained;

3.2                            when the Revised Rent is ascertained:

3.2.1                  the Tenant shall pay within 14 days of ascertainment of the Revised Rent:

(i)                                  any difference between the Principal Rent payable immediately before the Relevant Indexation Review Date and the Principal Rent which would have been payable had the Revised Rent been ascertained on the Relevant Indexation Review Date (the Balancing Payment); and

(ii)                               interest on the Balancing Payment at Base Rate from the date or dates when the Balancing Payment or the relevant part or parts would have been payable had the Revised Rent been ascertained on the Relevant Indexation Review Date;

3.2.2                  the Landlord and Tenant shall sign and exchange a memorandum recording the amount of the Revised Rent.

4                                      Time shall not be of the essence for the purposes of this Schedule.

(9)  To be month prior to date of lease.

Part II — Rent Review

1                                      In this Part of this Schedule:

1.1                            Review Date means each of the Review Dates and Relevant Review Date shall be interpreted accordingly;

1.2                            Rack Rental Value means the annual rent (exclusive of VAT) at which the Property might reasonably be expected to be let in the open market at the Relevant Review Date

ASSUMING

1.2.1                  the letting is on the same terms as those contained in this lease but subject to the following qualifications:

(i)                                  the term shall commence on the Relevant Review Date and be for a term equal to the unexpired residue of the Term;

(ii)                               the amount of the Principal Rent shall be disregarded, but it shall be assumed that the Principal Rent is subject to review every five (5) years to the Rack Rental Value;

1.2.2                  the Property is available to let as a whole, with vacant possession, by a willing landlord to a willing tenant, without premium;

1.2.3                  the Property is ready, fit and available for immediate occupation and use for the Permitted Use;

1.2.4                  all the obligations on the part of the Tenant contained in this lease have been fully performed and observed;

1.2.5                  no work has been carried out to the Property which has reduced the rental value of the Property;

1.2.6                  if the whole or any part of the Property has been destroyed or damaged it has been fully reinstated;

1.2.7                  that there is no alternative basis in the hypothetical lease for the assessment of rent on review other than for assessment of the Rack Rental Value;

1.2.8                  that the works referred to in the agreement for the grant of this lease have been carried out and completed at the Landlord’s sole expense;

BUT DISREGARDING

1.2.9                  any goodwill attached to the Property by reason of any business carried on there;

1.2.10           any effect on rent of the fact that any Tenant and any undertenant is or has been in occupation of the Property;

1.2.11           any effect on rent of any improvements at the Property made with the Landlord’s consent by the Tenant or any undertenant, except improvements carried out pursuant to an obligation to the Landlord or at the expense of the Landlord;

PROVIDED THAT the Rack Rental Value shall be that which would be payable after the expiry of any rent free period or concessionary rent period for fitting out (or the receipt of any contribution to fitting out works or other inducement in lieu thereof) which might be given on a letting of the Property, so that no discount reduction or allowance is made to reflect (or compensate the tenant for the absence of) any such rent free or concessionary rent period or contribution or other inducement;

1.3                            Revised Rent means the new Principal Rent following each Review Date pursuant to paragraph 2 of the Second Schedule.

1.4                            Expert means a surveyor (who shall be a Fellow of the Royal Institution of Chartered Surveyors with at least ten (10) years experience in the letting and valuation of premises of a similar nature to and situate in the same region as the Property) agreed between the Landlord and the Tenant, or in the absence of agreement nominated on the application of either party by the President for the time being of the Royal Institution of Chartered Surveyors.

2                                      The Principal Rent shall be reviewed on each Review Date to the higher of:

2.1                            the Principal Rent payable immediately before the Relevant Review Date (disregarding any suspension or abatement of the Principal Rent); and

2.2                            the Rack Rental Value on the Relevant Review Date agreed or determined in accordance with this lease.

3                                      The Rack Rental Value at any Review Date shall be:

3.1                            agreed in writing between the Landlord and the Tenant; or

3.2                            determined by an Expert (acting as an expert) on the application of either Landlord or Tenant at any time after the Relevant Review Date;

4                                      In the case of determination by an Expert:

4.1                            the Expert will be instructed to afford the Landlord and the Tenant the opportunity to make written representations to him and comment upon written representations received by him;

4.2                            if an Expert dies, refuses to act or becomes incapable of acting, or if he fails to notify the parties of his determination within 2 months after receiving the last submission delivered to him, either the Landlord or the Tenant may apply to the President to discharge him and appoint another in his place;

4.3                            the fees and expenses of the Expert and any VAT thereon shall be paid by the Landlord and the Tenant in such shares as the Expert shall decide (or in equal shares if the Expert does not decide this point); if one party pays all the Expert’s fees and expenses, the paying party may recover the other’s share from the other party, in the case of the Landlord as arrears of rent.

5                                      If a Revised Rent is not agreed or determined by the Relevant Review Date:

5.1                            the Principal Rent payable immediately before the Relevant Review Date shall continue to be payable until the Revised Rent is ascertained;

5.2                            when the Revised Rent is ascertained:

5.2.1                  the Tenant shall pay within 14 days of ascertainment:

(i)                                  any difference between the Principal Rent payable immediately before the Relevant Review Date and the Principal Rent which would have been payable had the Revised Rent been ascertained on the Relevant Review Date (the Balancing Payment); and

(ii)                               interest on the Balancing Payment at Base Rate from the date or dates when the Balancing Payment or the relevant part or parts would have been payable had the Revised Rent been ascertained on the Relevant Review Date;

5.2.2                  the Landlord and Tenant shall sign and exchange a memorandum recording the agreed amount of the Revised Rent.

6                                      Time shall not be of the essence for the purposes of this Schedule.

The Third Schedule

Guarantee

1                                      The Guarantor covenants with the Landlord as principal debtor:

1.1                            that throughout the Term or until the Tenant is released from its covenants pursuant to the 1995 Act:

1.1.1                  The Tenant will pay the rents reserved by and perform its obligations contained in this lease;

1.1.2                  The Guarantor will indemnify the Landlord on demand against all Costs arising from any default of the Tenant in paying the rents and performing its obligations under this lease;

1.2                            the Tenant [(here meaning the Tenant so named in the Prescribed Clauses)] will perform its obligations under any authorised guarantee agreement that it gives with respect to the performance of any of the covenants and conditions in this lease.

2                                      The liability of the Guarantor shall not be affected by:

2.1                            Any time given to the Tenant or any failure by the Landlord to enforce compliance with the Tenant’s covenants and obligations;

2.2                            The Landlord’s refusal to accept rent at a time when it would or might have been entitled to re-enter the Property;

2.3                            Any variation of the terms of this lease;

2.4                            Any change in the constitution, structure or powers of the Guarantor the Tenant or the Landlord or the administration, liquidation or bankruptcy of the Tenant or Guarantor;

2.5                            Any act which is beyond the powers of the Tenant;

2.6                            The surrender of part of the Property;

3                                      Where two or more persons have guaranteed obligations of the Tenant the release of one or more of them shall not release the others.

4                                      The Guarantor shall not be entitled to participate in any security held by the Landlord in respect of the Tenant’s obligations or stand in the Landlord’s place in respect of such security.

5                                      If this lease is disclaimed, and if the Landlord within 6 months of the disclaimer requires in writing the Guarantor will enter into a new lease of the Property at the cost of the Guarantor on the terms of this lease (but as if this lease had continued and so that any outstanding matters relating to rent review or otherwise shall be determined as between the Landlord and the Guarantor) for the residue of the Contractual Term from and with effect from the date of the disclaimer.

6                                      If this lease is forfeited and if the Landlord within 6 months of the forfeiture requires in writing the Guarantor will (at the option of the Landlord):

6.1                            enter into a new lease as in paragraph 5 above with effect from the date of the forfeiture; or

6.2                            pay to the Landlord on demand an amount equal to the moneys which would otherwise have been payable under this lease until the earlier of 6 months after the forfeiture and the date on which the Property is fully relet.

The Fourth Schedule
Service Charge
Part I - Calculation and payment of the Service Charge

1                                      In this Schedule unless the context otherwise requires:

1.1                            Accounting Date means 31 December in each year or such other date as the Landlord notifies in writing to the Tenant from time to time;

1.2                            Accounting Year means the period from but excluding one Accounting Date to and including the next Accounting Date;

1.3                            Estimated Service Charge means the Landlord’s Surveyor’s reasonable and proper estimate of the Service Charge for the Accounting Year notified in writing to the Tenant from time to time;

1.4                            Service Cost means all reasonable and proper costs and expenses paid or incurred by the Landlord in relation to the provision of the Estate Services (including irrecoverable VAT);

1.5                            Tenant’s Share means a fair and reasonable proportion of the Service Cost.

2                                      The Service Charge shall be the Tenant’s Share of the Service Cost in respect of each Accounting Year, and if only part of an Accounting Year falls within the Term the Service Charge shall be the Tenant’s Share of the Service Cost in respect of the relevant Accounting Period divided by 365 and multiplied by the number of days of the Accounting Year within the Term.

3                                      The Landlord shall have the right to adjust the Tenant’s Share from time to time to make reasonable allowances for differences in the services provided to or enjoyable by the other occupiers of the Estate.

4                                      The Tenant shall pay the Estimated Service Charge for each Accounting Year to the Landlord in advance by equal instalments on the Quarter Days, (the first payment for the period from and including the Service Charge Commencement Date to (but excluding) the next Quarter Day after the Service Charge Commencement Date to be made on the Service Charge Commencement Date); and

4.1                            If the Landlord’s Surveyor does not notify an estimate of the Service Charge for any Accounting Year the Estimated Service Charge for the preceding Accounting Year shall apply; and

4.2                            Any adjustment to the Estimated Service Charge after the start of an Accounting Year shall adjust the payments on the following Quarter Days equally.

5                                      As soon as practicable after the end of each Accounting Year the Landlord shall serve on the Tenant a summary of the Service Cost and a statement of the Service Charge certified by the Landlord’s Surveyor which shall be conclusive (save in the case of manifest error).

6                                      The difference between the Service Charge and the Estimated Service Charge for any Accounting Year (or part) shall be paid by the Tenant to the Landlord within fourteen days of the date of the statement for the Accounting Year, or allowed against the next Estimated Service Charge payment, or after the expiry of the Term refunded to the Tenant.

7                                      The Tenant shall be entitled by appointment within a reasonable time following service of the Service Charge statement to inspect the accounts maintained by the Landlord and the Landlord’s Surveyor relating to the Service Cost and supporting vouchers and receipts at such location as the Landlord reasonably directs.

8                                      For the avoidance of doubt any cost charged as a Service Cost in respect of any element of the Estate Services shall not be charged as a Service Cost in respect of any other head of charge under which charges are made for services by the Landlord.

Part II - Estate Services

In relation to the Estate the provision of the following services or the Costs incurred in relation to:

1                                      The Common Areas

Repairing, maintaining and (where appropriate) cleaning, lighting and (as necessary) altering renewing, rebuilding and reinstating the Estate Common Areas.

2                                      Conduits

The repair, maintenance and cleaning and (as necessary) replacement and renewal of all Conduits within the Estate Common Areas.

3                                      Plant and machinery

Hiring, operating, inspecting, servicing, overhauling, repairing, maintaining, cleaning, lighting and (as necessary) renewing or replacing any plant, machinery, apparatus and equipment from time to time within the Estate Common Areas or used for the provision of services to the Estate and the supply of all fuel and electricity for the same and any necessary maintenance contracts and insurance in respect thereof.

4                                      Signs

Maintaining and (where appropriate) cleaning and lighting and (as necessary) renewing and replacing the signboards, all directional signs, fire regulation notices, advertisements, bollards, roundabouts and similar apparatus or works.

5                                      Landscaping

Maintaining, tending and cultivating and (as necessary) re-stocking any garden or grassed areas including replacing plants, shrubs and trees as necessary.

6                                      Common facilities

Repairing maintaining and (as necessary) rebuilding as the case may be any party walls or fences, party structures, Conduits or other amenities and easements which may belong to or be capable of being used or enjoyed by the Estate in common with any land or buildings adjoining or neighbouring the Estate.

7                                      Security

Installation, operation, maintenance, repair, replacement and renewal of closed circuit television systems and other security systems.

8                                      Outgoings

Any existing and future rates, taxes, charges, assessments and outgoings in respect of the Estate Common Areas or any part of them except tax (other than VAT) payable in respect of any dealing with or any receipt of income in respect of the Estate Common Areas.

9                                      Transport

The provision of a bus service to and from Didcot or such other transport and/or location (if any) deemed necessary by the Landlord.

10                               Statutory requirements

The cost of carrying out any further works (after the initial construction in accordance with statutory requirements) to the Estate Common Areas required to comply with any statute.

11                               Management and Staff

11.1                     The proper and reasonable fees, costs, charges, expenses and disbursements (including irrecoverable VAT) of any person properly employed or retained by the Landlord for or in connection with surveying or accounting functions or the performance of the Estate Services and any other duties in and about the Estate relating to the general management, administration, security, maintenance, protection and cleanliness of the Estate:

11.2                     Management costs fees and disbursements in respect of the Estate of 10% of the Service Cost (excluding costs under this clause 11.2).

11.3                     Providing staff in connection with the Estate Services and the general management, operation and security of the Estate and all other incidental expenditure including but not limited to:

11.3.1           salaries, National Health Insurance, pension and other payments contributions and benefits;

11.3.2           uniforms, special clothing, tools and other materials for the proper performance of the duties of any such staff;

11.3.3           providing premises and accommodation and other facilities for staff.

12                               Enforcement of Regulations

The reasonable and proper costs and expenses incurred by the Landlord in enforcing the rules and regulations from time to time made pursuant to Clause 4.24 provided that the Landlord shall use all reasonable endeavours to recover such costs and expenses from the defaulting party and provided further that there shall be credited against the Service Cost any such costs recovered.

13                               Insurances

13.1                     Effecting such insurances (if any) as the Landlord may properly think fit in respect of the Estate Common Areas the plant, machinery, apparatus and equipment used in connection with the provision of the Estate Services (including without prejudice those referred to in paragraph 3 above) and any other liability of the Landlord to any person in respect of those items or in respect of the provision of the Estate Services.

13.2                     Professional valuations for insurance purposes (but not more than once in any two year period);

13.3                     Any uninsured excesses to which the Landlord’s insurance may be subject.

14                               Generally

Any reasonable and proper costs (not referred to above) which the Landlord may incur in providing such other services and in carrying out such other works as the Landlord may reasonably consider to be reasonably desirable or necessary for the benefit of occupiers of the Estate.

15                               Anticipated Expenditure

Establishing and maintaining reserves to meet the future costs (as from time to time estimated by the Landlord’s Surveyor) of providing the Estate Services;

16                               Borrowing

The costs of borrowing any sums required for the provision of the Estate Services at normal commercial rates available in the open market or if any such sums are loaned by the Landlord or a Group Company of the Landlord interest at Base Rate.

17                               VAT

Irrecoverable VAT on any of the foregoing.

EXECUTED AS A DEED by MEPC MILTON PARK NO. 1 LIMITED acting by a director and the company secretary or by two directors

Director

Director/Company Secretary

EXECUTED AS A DEED by MEPC MILTON PARK NO. 2 LIMITED acting by a director and the company secretary or by two directors

Director

Director/Company Secretary

EXECUTED as a DEED by ADAPTIMMUNE LIMITED acting by

A director in the presence of:

Director

Witness Name:

Address:

Occupation:

SCHEDULE 3

(Form of Rent Security Deposit Deed)

DATED	2017

(1)         MEPC MILTON PARK NO. 1 LIMITED AND MEPC MILTON PARK NO. 2 LIMITED

(2)         ADAPTIMMUNE LIMITED

RENT SECURITY DEPOSIT DEED

relating to

39 Innovation Drive

Milton Park

Rent Security Deposit Deed

Dated

The Landlord

MEPC MILTON PARK NO. 1 LIMITED (Company number 5491670) and MEPC MILTON PARK NO. 2 LIMITED (Company number 5491806), on behalf of MEPC Milton LP (LP No. LP14504), both of whose registered offices are at Lloyds Chambers 1 Portsoken Street London E1 8HZ

The Tenant	ADAPTIMMUNE LIMITED (Company number 6456741) whose registered office is at 101 Park Drive Milton Park Abingdon Oxfordshire OX14 4RY

The Lease

Date	[•]

Parties	(1) The Landlord (2) The Tenant

Property	39 Innovation Drive Milton Park, Abingdon, Oxfordshire OX14 4RT

Term	From and including [•] to and including 23 October 2041

1                                      In this Deed the following expressions shall have the following meanings:

1.1                            the Landlord and the Tenant mean the parties to this Deed respectively referred to above by those names and (where the context so admits) shall include their successors in title;

1.2                            the Lease means the document or documents of which short particulars are set out above under the heading “the Lease” and includes all documents supplemental thereto;

1.3                            the Property means the property to be demised by the Lease;

1.4                            the Deposit means the moneys referred to in Clause 2 below together with any interest credited to the Deposit Account by virtue of the proviso to Clause 5 below;

1.5                            the Deposit Account means the deposit account at the Bank in the name of the Landlord or of a managing agent acting on behalf of the Landlord;

1.6                            the Bank means the London Clearing Bank where the Deposit Account is from time to time held;

1.7                            Minimum Amount means a sum equal to 6 months’ worth of the Principal Rent (as defined in the Lease and as payable for the time being) plus a sum equal to VAT at the standard rate payable as at the commencement date of the Lease;

1.8                            Working Day means any day except Saturdays, Sundays and bank, public and statutory holidays

2                                      The Landlord hereby acknowledges receipt of the sum of £262,296.60;

3                                      The Tenant hereby charges and agrees to charge all its interest in the Deposit to the Landlord as security for the due performance and observance of the covenants agreements and conditions on the part of the Tenant under the Lease and all losses which the Landlord may incur by reason of or consequent upon any breach of those covenants agreements and conditions and (without prejudice to the generality of the foregoing) as more particularly provided in Clause 6 below.

4                                      The Landlord shall place the Deposit at the Bank in the Deposit Account on seven days’ notice of withdrawal until repayment of the Deposit in accordance with the terms of Clause 8 below.

5                                      Any interest earned on the Deposit (or if any sums have been withdrawn from the Deposit pursuant to Clause 6, the balance thereof) after deduction of tax shall belong to the Tenant and for any period in which the Deposit has not been repaid to the Tenant the Landlord will arrange for any such interest (after deduction of tax) to be paid to the Tenant or to the Tenant by direct credit to the Tenant to such bank account as the Tenant shall from time to time advise the Landlord in writing.

6                                      The Landlord and Tenant hereby agree that without prejudice to any right or remedy which the Landlord may have under the Lease the Landlord shall be entitled to withdraw from the Deposit from time to time the sums specified below which shall thereupon become the absolute property of the Landlord:

6.1                            if any sum (whether rent or otherwise) is due to the Landlord from the Tenant and unpaid for a period of fourteen days: the amount of that sum,

6.2                            if the Landlord suffers any loss or damage as the result of any material breach of any covenant agreement or condition on the part of the Tenant under the Lease: the amount of that loss or damage,

6.3                            if the Lease is determined otherwise than by agreement before the expiration of the term granted by the Lease or if the Lease is forfeited or disclaimed by any liquidator or trustee in bankruptcy of the Tenant: the whole or that proportion of the Deposit as is reasonably necessary to compensate the Landlord for its loss but the Landlord will return the balance of the Deposit (if any) to the Tenant as soon as reasonably practicable after the Landlord shall have ascertained the full extent of its loss.

Provided that the Landlord shall notify the Tenant in writing within fourteen days of any withdrawal of any sum from the Deposit and the reason for such withdrawal and (if the Lease is still subsisting) the Tenant hereby covenants to reinstate to the Deposit the amount required to ensure that the Deposit is equal to the Minimum Amount within a further fourteen days from the date of such notification being received by the Tenant.

7                                      It is hereby agreed between the parties:

7.1                            that the existence of the Deposit shall not prejudice the Landlord’s ability to proceed against the Tenant for any breach of any covenant, agreement or condition on the part of the Tenant under the Lease or entitle the Tenant to withhold any moneys or fail to perform any covenant agreement or condition under the Lease and the Deposit shall not be regarded as an advance payment of rent;

7.2                            that if the Landlord transfers the reversion to the Lease the benefit of this Deed shall be assignable to the transferee of the reversion to whom the Deposit shall be transferred AND if the benefit is so assigned and the Deposit so transferred the Landlord shall procure that the transferee will covenant at its sole expense with the Tenant in the same terms as this Deed as if the transferee had executed this Deed as Landlord and the Tenant will subject to being indemnified for all costs arising therefrom execute and deliver to the Landlord a deed releasing the Landlord from any further liability under the terms of this Deed.

8                                      The Deposit or such part thereof as shall be remaining shall be repaid to the Tenant when:

8.1                            The period of 5 years from the commencement of the Contractual Term shall have expired and during that period the Tenant has not;

8.1.1                  been in arrears of the Principal Rent for longer than 5 Working Days; OR

8.1.2                  been in arrears of the Principal Rent on more than 2 separate occasions.

OR

8.2                            the:

8.2.1                  term granted by the Lease shall have expired or been determined earlier by agreement;

OR

8.2.2                  the Lease shall have been lawfully assigned with the consent of the Landlord in accordance with the terms of the Lease;

And the Landlord will in all cases be entitled to retain from the Deposit such proportion of the Deposit as may reasonably be necessary to make good any default provided that in the case of repayment of the Deposit following a lawful assignment any such default has accrued prior to the date of the lawful assignment.

9                                      The Tenant HEREBY FURTHER COVENANTS with the Landlord that in the event of the level of the Principal Rent (as defined in the Lease) being increased at any time during the term the Tenant shall forthwith pay to the credit of the Deposit Account an additional sum of such amount that the Deposit shall (after such payment is made) again be equal to the Minimum Amount.

10                               A person who is not a party to this Deed has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Deed.

11                               This Agreement shall be governed by and construed in all respects in accordance with the law of England and the Landlord and the Tenant each submits to the exclusive jurisdiction of the English Courts.

In witness whereof this document has been executed as a Deed the day and year first before written.

EXECUTED AS A DEED by MEPC MILTON PARK NO. 1 LIMITED acting by a director and the company secretary or by two directors

Director

Director/Company Secretary

EXECUTED AS A DEED by MEPC MILTON PARK NO. 2 LIMITED acting by a director and the company secretary or by two directors

Director

Director/Company Secretary

EXECUTED as a DEED by ADAPTIMMUNE LIMITED acting by

A director in the presence of:

Director

Witness Name:

Address:

Occupation:

Schedule 4

(Form of Licence for Alterations)

DATED	2017

(1)         MEPC MILTON PARK NO. 1 LIMITED AND MEPC MILTON PARK NO. 2 LIMITED

(2)         ADAPTIMMUNE LIMITED

LICENCE TO ALTER

relating to

39 Innovation Drive

Milton Park

Licence to Alter
Tenant

Dated	2017

The Landlord

MEPC MILTON PARK NO. 1 LIMITED (Company number 5491670) and MEPC MILTON PARK NO. 2 LIMITED (Company number 5491806), on behalf of MEPC Milton LP (LP No. LP14504), both of whose registered offices are at Lloyds Chambers 1 Portsoken Street London E1 8HZ

The Tenant	ADAPTIMMUNE LIMITED (Company number 6456741) whose registered office is at 101 Park Drive Milton Park Abingdon Oxfordshire OX14 4RY

The Lease

Date	[•]

Parties	(1) The Landlord (2) The Tenant

Property	39 Innovation Drive, Milton Park, Abingdon, Oxfordshire OX14 4RT

Term	[•]

1                                      In this Deed the following expressions shall have the following meanings:

1.1                            the Landlord and the Tenant mean the parties to this Deed respectively above referred to by those names and shall include their respective successors in title;

1.2                            the Lease means the document or documents of which short particulars are set out above under the heading “The Lease” and includes all documents supplemental thereto;

1.3                            the Property means the property demised by the Lease;

1.4                            the Works means the works shortly described in the Schedule hereto;

1.5                            the term means the term of the Lease together with any continuation thereof or of the tenancy (whether under an Act of Parliament or by the Tenant holding over or for any other reason).

2                                      Where the Tenant is more than one person the covenants by such persons herein contained are joint and several.

3                                      3.1            The Landlord is entitled to the Property in reversion immediately expectant upon the term.

3.2                            The Tenant is entitled to the Property for the residue of the term.

4                                      The Landlord HEREBY GRANTS CONSENT to the Tenant to carry out the Works in and upon the Property.

5                                      The Tenant HEREBY COVENANTS with the Landlord:

5.1                            before commencing the Works:

5.1.1                  at the expense of the Tenant to obtain all such licences consents and permissions as may be required by law and in particular but without prejudice to the generality thereof to obtain all consents and permissions as may be required under the Town and Country Planning Acts for the time being in force and all regulations and orders made thereunder;

5.1.2                  to produce to the Landlord and obtain the Landlord’s written acknowledgement that all such licences consents and permissions are satisfactory to the Landlord but so that the Landlord may refuse to express its satisfaction with any of the said licences consents or permissions on the ground (inter alia) that the period thereof or anything contained therein or omitted therefrom would in the reasonable opinion of the Landlord be or be likely to be prejudicial to the interests of the Landlord or give rise to adverse financial or taxation consequences upon the Landlord whether during the term or following the expiration thereof;

5.1.3                  to communicate particulars of the Works to the company or underwriters with which the insurance of the Property is maintained or to the Landlord (if so requested) and if requested to obtain the written consent of such company or underwriters to the carrying out of the Works and within seven days of obtaining the same to produce such consent to the Landlord and at all times hereafter to pay on demand any additional premium which may be required by the said company or underwriters in respect of the insurance of the Property and any other adjoining or neighbouring premises as a result of the Works being carried out;

5.1.4                  to give such information to the Landlord as may be reasonably required by the Landlord that the covenants on the part of the Tenant herein contained have been satisfactorily complied with;

5.2                            that the Tenant having decided to carry out the Works the Tenant will carry out the Works at the sole expense of the Tenant in a proper and workmanlike manner and using good quality materials of their several kinds to the satisfaction of the Landlord and in a manner which shall not constitute any nuisance or annoyance to the Landlord or the tenants owners or occupiers of any adjoining or neighbouring premises and in compliance with the provisions of all relevant Acts of Parliament or European Community Law Regulation or Directive and any orders or regulations made thereunder and to complete the same in manner aforesaid within eighteen months from the date hereof;

5.3                            to notify the Landlord immediately upon commencement and completion of the Works;

5.4                            to indemnify and keep the Landlord indemnified against all liability howsoever caused arising out of the execution of the Works and in the exercise or purported exercise of the rights hereby granted and to make good any damage caused to any adjoining or neighbouring premises to the satisfaction of the Landlord;

5.5                            to procure that any contract entered into in respect of the Works does not limit or preclude any rights of the company or underwriters with which the insurance of the Property is maintained against any third party;

5.6                            to permit the Landlord (or its Surveyors) at all reasonable times to inspect the progress of the Works and the quality of the materials and workmanship used therein;

5.7                            if so required by the Landlord:

5.7.1                  by the expiration or sooner determination of the term; or

5.7.2                  if the Works have not been completed in accordance with this Deed within eighteen months of the date hereof; or

5.7.3                  in the event of any material breach by the Tenant of the terms of this Deed at the cost of the Tenant forthwith to dismantle and remove the Works and to reinstate and make good the Property in such manner as the Landlord shall direct and to the Landlord’s satisfaction such reinstatement to be carried out on the same terms (mutatis mutandis) as are stipulated in this Deed with respect to the carrying out of the Works in the first place (including as to consents, inspection and otherwise) AND it shall be the duty of the Tenant to enquire in writing of the Landlord six months before the expiration of the contractual term of the Lease whether the Landlord requires reinstatement pursuant to this Clause.

6                                      It is HEREBY DECLARED:

6.1                            that this Licence is granted subject to the rights of the owners, lessees and occupiers of all adjoining and neighbouring premises and other interested persons;

6.2                            that during the execution of the Works and when the same shall have been completed all the covenants on the part of the Tenant herein contained shall be incorporated in the Lease and the terms and conditions of the Lease as varied by this Deed shall apply to the Property as altered in pursuance of this Deed and the power of re-entry contained in the Lease shall be construed and have effect accordingly;

6.3                            that the Landlord and its agents make no representation as to the quality adequacy or safety of the design or method of construction of the Works or the quality of the materials to be used and the Tenant acknowledges that the Tenant relies entirely on the skill and judgement of its own advisers and contractors;

6.4                            that upon any review of the rent payable under the Lease neither the granting of this Licence nor anything herein contained nor the carrying out of the Works shall cause the value of the reviewed rent to be less than that which would have been obtained if this Licence had not been granted and the Works had not been carried out;

6.5                            that nothing in this licence shall release or in any way lessen the liability of the Tenant to the Landlord under the covenants and conditions contained in the Lease or constitute a waiver of any outstanding breach;

6.6                            A person who is not a party to this Licence has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Licence.

In witness whereof this document has been executed as a Deed the day and year first before written.

Schedule
The Works

EXECUTED AS A DEED by MEPC MILTON PARK NO. 1 LIMITED acting by a director and the company secretary or by two directors

Director

Director/Company Secretary

EXECUTED AS A DEED by MEPC MILTON PARK NO. 2 LIMITED acting by a director and the company secretary or by two directors

Director

Director/Company Secretary

EXECUTED as a DEED by ADAPTIMMUNE LIMITED acting by

A director in the presence of:

Director

Witness Name:

Address:

Occupation:

AS WITNESS the hands of duly authorised officers of the parties hereto the day and year first hereinbefore written

SIGNED for and on behalf of MEPC MILTON PARK NO. 1 LIMITED	/s/ Nick Randall
Director/Authorised Signatory

SIGNED for and on behalf of MEPC MILTON PARK NO. 2 LIMITED	/s/ Nick Randall
Director/Authorised Signatory

SIGNED for and on behalf of ADAPTIMMUNE LIMITED	/s/ James Noble
Director/Authorised Signatory